                                                                     Exhibit 4.2

================================================================================


                                U.S. $400,000,000



                            364-DAY CREDIT AGREEMENT


                          Dated as of December 21, 1998

                                      Among

                                 OMNICARE, INC.

                                as the Borrower,

                             THE BANKS NAMED HEREIN

                                 as the Lenders,


                       THE FIRST NATIONAL BANK OF CHICAGO

                          as the Administrative Agent,

                                DEUTSCHE BANK AG
                                       and
                                NATIONSBANK, N.A.

                           as Co-Documentation Agents,

                                       and

                              BANKERS TRUST COMPANY

                                   as Co-Agent



================================================================================

                                TABLE OF CONTENTS
                                -----------------



Section                                                                                            Page

ARTICLE I
         DEFINITIONS
         1.1.     Certain Defined Terms ............................................................1

ARTICLE II
         THE LOAN FACILITY
         2.1.     The Loans .......................................................................11
         2.2      Repayment of the Loans ..........................................................11
         2.3.     Ratable Loans; Types of Advances ................................................12
         2.4.     Minimum Amount of Each Advance ..................................................12
         2.5.     Optional Prepayments of Loans ...................................................12
         2.6.     Method of Selecting Types and Interest Periods for New Advances .................12
         2.7.     Conversion and Continuation of Outstanding Advances .............................13
         2.8.     Payment of Interest on Advances; Changes in Interest Rate .......................14
         2.9.     Commitment Fee; Reductions in Aggregate Commitment ..............................14
         2.10.    Rates Applicable After Default ..................................................15
         2.11.    Method of Payment ...............................................................15
         2.12.    Notes; Telephonic Notices .......................................................15
         2.13.    Notification of Advances, Interest Rates, Prepayments and Commitment
                    Reductions ....................................................................15
         2.14.    Lending Installations ...........................................................16
         2.15.    Non-Receipt of Funds by the Agent ...............................................16
         2.16.    Withholding Tax Exemption .......................................................16

ARTICLE III
         CHANGE IN CIRCUMSTANCES
         3.1.     Yield Protection ................................................................17
         3.2.     Changes in Capital Adequacy Regulations .........................................17
         3.3.     Availability of Types of Advances ...............................................18
         3.4.     Funding Indemnification .........................................................18
         3.5.     Mitigation; Lender Statements; Survival of Indemnity ............................18

ARTICLE IV
         CONDITIONS PRECEDENT
         4.1.     Effectiveness; Initial Advance ..................................................19
         4.2.     Each Advance ....................................................................20

ARTICLE V
         REPRESENTATIONS AND WARRANTIES
         5.       Representations and Warranties ..................................................20
         5.1.     Corporate Existence and Standing ................................................20
         5.2.     Authorization and Validity ......................................................21
         5.3.     No Conflict; Government Consent .................................................21
         5.4.     Financial Statements ............................................................21
         5.5.     Material Adverse Change .........................................................21
         5.6.     Taxes ...........................................................................21
         5.7.     Litigation and Contingent Liabilities ...........................................22
         5.8.     Subsidiaries ....................................................................22
         5.9.     ERISA ...........................................................................22
         5.10.    Accuracy of Information .........................................................22
         5.11.    Regulation U ....................................................................23
         5.12.    Material Agreements .............................................................23
         5.13.    Compliance With Laws ............................................................23
         5.14.    Ownership of Properties .........................................................23
         5.15.    Investment Company Act ..........................................................23
         5.16.    Public Utility Holding Company Act ..............................................23
         5.17.    Year 2000. ......................................................................23

ARTICLE VI
         COVENANTS
         6.       Covenants .......................................................................24
         6.1.     Financial Reporting .............................................................24

Section                                                                                            Page
-------                                                                                            ----

         6.2.     Use of Proceeds .................................................................26
         6.3.     Notice of Default ...............................................................26
         6.4.     Conduct of Business .............................................................26
         6.5.     Taxes ...........................................................................26
         6.6.     Insurance .......................................................................26
         6.7.     Compliance with Laws ............................................................26
         6.8.     Maintenance of Properties .......................................................26
         6.9.     Inspection ......................................................................27
         6.10.    Merger ..........................................................................27
         6.11.    Sale of Assets ..................................................................27
         6.12.    Prepayments .....................................................................27
         6.13.    Affiliates ......................................................................28
         6.14.    Investments .....................................................................28
         6.15.    Contingent Obligations ..........................................................29
         6.16.    Liens ...........................................................................30
         6.17.    Minimum Consolidated Net Worth ..................................................31
         6.18.    Fixed Charges Coverage ..........................................................31
         6.19.    Acquisitions ....................................................................31
         6.20.    Supplemental Guarantors. ........................................................31
         6.21.    Year 2000. ......................................................................32

ARTICLE VII
         DEFAULTS
         7.  Defaults .............................................................................32

ARTICLE VIII
         ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
         8.1.     Acceleration ....................................................................35
         8.2.     Amendments ......................................................................35
         8.3.     Preservation of Rights ..........................................................36

ARTICLE IX
         GENERAL PROVISIONS
         9.1.     Survival of Representations .....................................................36
         9.2.     Governmental Regulation .........................................................36
         9.3.     Stamp Duties ....................................................................36
         9.4.     Headings ........................................................................36
         9.5.     Entire Agreement; Independence of Covenants .....................................36
         9.6.     Several Obligations; Benefits of this Agreement .................................36
         9.7.     Expenses; Indemnification .......................................................37
         9.8.     Numbers of Documents ............................................................37
         9.9.     Accounting ......................................................................37
         9.10.    Severability of Provisions ......................................................37
         9.11.    Nonliability of Lenders .........................................................37
         9.12.    CHOICE OF LAW ...................................................................38
         9.13.    CONSENT TO JURISDICTION .........................................................38
         9.14.    WAIVER OF JURY TRIAL ............................................................38
         9.15.    Confidentiality .................................................................38

ARTICLE X
         THE AGENT
         10.1.    Appointment .....................................................................39
         10.2.    Powers ..........................................................................39
         10.3.    General Immunity ................................................................39
         10.4.    No Responsibility for Loans, Recitals, Etc. .....................................39
         10.5.    Action on Instructions of Lenders ...............................................39
         10.6.    Employment of Agents and Counsel ................................................39
         10.7.    Reliance on Documents; Counsel ..................................................40
         10.8.    Agent's Reimbursement and Indemnification .......................................40
         10.9.    Rights as a Lender ..............................................................40
         10.10.   Lender Credit Decision ..........................................................40
         10.11.   Successor Agent .................................................................41
         10.12.   Agent's Fee. ....................................................................41
         10.13.   Co-Agents, Documentation Agents, etc. ...........................................41

Section                                                                                            Page
-------                                                                                            ----

ARTICLE XI
         SETOFF; RATABLE PAYMENTS
         11.1.    Setoff ..........................................................................41
         11.2.    Ratable Payments ................................................................41

ARTICLE XII
         BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
         12.1.    Successors and Assigns ..........................................................42
         12.2.    Participations ..................................................................42
         12.3.    Assignments .....................................................................43
         12.4.    Dissemination of Information ....................................................44
         12.5.    Tax Treatment ...................................................................44

ARTICLE XIII
         NOTICES
         13.1. Giving Notice ......................................................................45
         13.2. Change of Address ..................................................................45

ARTICLE XIV
         COUNTERPARTS

SCHEDULES
---------

Schedule I   -    Pricing Schedule

Schedule II  -  Disclosure Schedule [SCHEDULE OMITTED]

Schedule III -  Initial Guarantors


EXHIBITS
--------

Exhibit A  -      Form of Note

Exhibit B    -    Required Opinions

Exhibit C    -    Form of Compliance Certificate

Exhibit D    -    Form of Assignment Agreement

Exhibit E    -    Form of Loan/Credit Related Money Transfer Instruction

Exhibit F  -      Form of Borrowing Notice

Exhibit G    -    Form of Prepayment Notice

Exhibit H    -    Form of Conversion/Continuation Notice

                  THIS 364-DAY CREDIT AGREEMENT, dated as of December 21, 1998, is among OMNICARE, INC., as the Borrower, THE BANKS NAMED HEREIN, as the Lenders, THE FIRST NATIONAL BANK OF CHICAGO, as the Administrative Agent, DEUTSCHE BANK AG and NATIONSBANK, N.A., as Co-Documentation Agents, and BANKERS TRUST COMPANY, as Co-Agent. The parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

                  1.1. CERTAIN DEFINED TERMS . As used in this Agreement the following terms shall have the following meanings, such meanings being equally applicable to both the singular and plural forms of the terms defined:

                  "ACQUISITION" means any transaction, or any series of related transactions, by which the Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof which constitutes a going business, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership or a majority (by percentage or voting power) of the outstanding ownership interests of a limited liability company.

                  "ADVANCE" means a borrowing consisting of simultaneous Loans of the same Type made to the Borrower by each of the Lenders pursuant to SECTION
2.1 and, for each Eurodollar Advance, the same Interest Period.

                  "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

                  "AGENT" means First Chicago in its capacity as agent for the Lenders pursuant to ARTICLE X, and not in its capacity as a Lender, and any successor Agent appointed pursuant to ARTICLE X.

                  "AGGREGATE COMMITMENT" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

                  "AGREEMENT" means this 364-Day Credit Agreement, as it may from time to time be amended, restated, supplemented or otherwise modified.

                  "AGREEMENT ACCOUNTING PRINCIPLES" means GAAP, applied in a manner consistent with that used in preparing the financial statements referred to in SECTION 5.4.

                  "ALTERNATE BASE RATE" means, for any day, a rate of interest per annum equal to the higher of (a) the Corporate Base Rate for such day and
(b) the Federal Funds Effective Rate for such day plus 0.50% per annum.

                  "APPLICABLE COMMITMENT FEE RATE" means, at any time, the percentage rate per annum at which commitment fees are accruing on the unused portion of the Aggregate Commitment at such time as set forth in the Pricing Schedule.

                  "APPLICABLE MARGIN" means, with respect to Eurodollar Advances, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

                  "ARTICLE" means an article of this Agreement unless another document is specifically referenced.

                  "AUTHORIZED OFFICER" means any of the President, Executive Vice President, Senior Vice President, Vice President, Finance or Treasurer of the Borrower, or any Person designated by any two of the foregoing, acting singly.

                  "BORROWER" means Omnicare, Inc., a Delaware corporation, and its successors and assigns.

                  "BORROWING DATE" means a date on which an Advance is made hereunder.

                  "BORROWING NOTICE" has the meaning set forth in SECTION 2.6.

                  "BUSINESS DAY" means (a) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, New York and London for the conduct of substantially all of their commercial lending activities and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities.

                  "CAPITALIZED LEASE" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

                  "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

                  "CHANGE IN CONTROL" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 45% or more of the outstanding shares of voting stock of the Borrower.

                  "CHIEF FINANCIAL OFFICER" means, at any time, the Person who reports to the board of directors of the Borrower on the financial affairs of the Borrower and the Subsidiaries.

                  "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

                  "COMMITMENT" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to SECTION 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

                  "CONDEMNATION" has the meaning specified in SECTION 7.8.

                  "CONSOLIDATED FIXED CHARGES" for any period means on a consolidated basis for the Borrower and all of its Subsidiaries for such period, the sum of (a) all interest paid in cash by the Borrower and all of its Subsidiaries (net of interest income), including the cash interest component of Capitalized Lease Obligations, (b) all payments of the principal amount of any Indebtedness of the Borrower or any of its Subsidiaries (including any redemption or purchase of any such Indebtedness but excluding any payment of Indebtedness of a Subsidiary acquired subsequent to the date of this Agreement if such Indebtedness is repaid within sixty (60) days of the Acquisition of such Subsidiary), (c) all income or similar taxes paid in cash by the Borrower or any of its Subsidiaries, and (d) all payments of Rentals by the Borrower or any of its Subsidiaries, all as determined in accordance with Agreement Accounting Principles.

                  "CONSOLIDATED NET INCOME" means, for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries for such period determined in accordance with Agreement Accounting Principles; PROVIDED, that there shall be excluded (i) the income (or loss) of any Affiliate of the Borrower or other Person (other than a Subsidiary of the Borrower) in which any Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Affiliate or other Person during such period and (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries.

                  "CONSOLIDATED NET WORTH" means, as of the date of any determination thereof, the amount of the shareholders' equity of the Borrower and its Subsidiaries as would be shown on the consolidated balance sheet of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with Agreement Accounting Principles.

                  "CONTINGENT OBLIGATION" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any operating agreement, take-or-pay contract or application for or reimbursement agreement with respect to a letter of credit.

                  "CONVERSION/CONTINUATION NOTICE" has the meaning specified in
SECTION 2.7.

                  "CONVERTIBLE NOTES" means the 5 3/4 Convertible Subordinated Notes due 2003 and the 5% Convertible Subordinated Notes due 2007 issued by the Borrower pursuant to the terms of the respective Indentures.

                  "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

                  "CORPORATE BASE RATE" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

                  "DEFAULT" means an event described in ARTICLE VII.

                  "DOLLARS" and "$" mean the lawful money of the United States.

                  "EBIT" for any period means the sum of (a) Consolidated Net Income during such period, plus (to the extent deducted in determining Consolidated Net Income), (b) all provisions for any income or similar taxes paid or accrued by the Borrower or any of its Subsidiaries during such period,
(c) interest paid or payable by the Borrower or any of its Subsidiaries during such period as determined in accordance with Agreement Accounting Principles and minus (to the extent included in Consolidated Net Income) (d) interest earned by the Borrower or any of its Subsidiaries during such period.

                  "EFFECTIVE DATE" means December 21, 1998.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

                  "EURODOLLAR ADVANCE" means an Advance denominated in Dollars that bears interest at a Eurodollar Rate.

                  "EURODOLLAR BASE RATE" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the per annum rate at which deposits in Dollars are offered by First Chicago to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of First Chicago's relevant Eurodollar Loan and having a maturity approximately equal to such Eurodollar Interest Period.

                  "EURODOLLAR INTEREST PERIOD" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter, unless there is no such numerically corresponding day in such next, second, third or sixth succeeding month, in which case such Eurodollar Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, unless said next succeeding Business Day falls in a new calendar month, in which case such Eurodollar Interest Period shall end on the immediately preceding Business Day.

                  "EURODOLLAR LOAN" means a Loan denominated in Dollars which bears interest at a Eurodollar Rate.

                  "EURODOLLAR RATE" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, divided by (ii) one minus the Reserves (expressed as a decimal) applicable to such Eurodollar Interest Period, plus (b) the Applicable Margin in effect from time to time during such Eurodollar Interest Period. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

                  "EXISTING CREDIT AGREEMENT" has the meaning set forth in
SECTION 4.1(h).

                  "FACILITY TERMINATION DATE" means December 20, 2000.

                  "FAIR VALUE" means the value of the relevant asset determined in an arm's-length transaction conducted in good faith between an informed and willing buyer and an informed and willing seller under no compulsion to buy or sell.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

                  "FINANCIAL UNDERTAKING" of a Person means (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries,
(b) any liability under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person and its Subsidiaries, (c) obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries or (d) net liabilities under any agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, and forward rate currency or interest rate options.

                  "FIRST CHICAGO" means The First National Bank of Chicago in its individual capacity, and its successors.

                  "FIXED CHARGE COVERAGE RATIO" means, for any period, the ratio of (a) the sum of (i) EBIT of the Borrower and all of its Subsidiaries plus (ii) Rentals of the Borrower and all of its Subsidiaries on a consolidated basis to
(b) Consolidated Fixed Charges.

                  "FLOATING RATE" means, for any day, a rate per annum equal to the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes.

                  "FLOATING RATE ADVANCE" means an Advance denominated in Dollars which bears interest at the Floating Rate.

                  "FLOATING RATE LOAN" means a Loan denominated in Dollars which bears interest at the Floating Rate.

                  "GAAP" means generally accepted accounting principles as in effect from time to time.

                  "GOVERNMENTAL AUTHORITY" means any country or nation, any political subdivision of such country or nation, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government of any country or nation or political subdivision thereof.

                  "GROSS NEGLIGENCE" means either recklessness or actions taken or omitted with conscious indifference to or the complete disregard of consequences. Gross Negligence does not mean the absence of ordinary care or diligence, or an inadvertent act or inadvertent failure to act. If the term "gross negligence" is used with respect to the Agent or any Lender or any indemnitee in any of the other Loan Documents, it shall have the meaning set forth herein.

                  "GUARANTOR" means (a) as of the date of this Agreement, the Initial Guarantors and (b) each other Subsidiary added as a Guarantor pursuant to the terms of SECTION 6.20 (a "SUPPLEMENTAL GUARANTOR"), and in each such case their respective successors and assigns.

                  "GUARANTY" means (a) each guaranty executed as of the date of this Agreement by each of the Initial Guarantors and (b) each other guaranty executed by a Supplemental Guarantor pursuant to the terms of SECTION 6.20, and in each such case as the same may from time to time be amended, modified, supplemented and/or restated.

                  "HEALTH CARE COMPANY" means a Person that is engaged, directly or indirectly, in (a) owning, operating or managing one or more facilities which dispenses, markets or provides healthcare products or services, including, without limitation, pharmaceutical products or services, (b) purchasing, repackaging, selling or dispensing pharmaceutical products, (c) providing healthcare consulting and billing services, (d) distributing medical supplies and equipment, (e) providing infusion therapy products or services, (f) providing respiratory services, equipment or supplies, (g) providing parenteral and enteral nutrition products, wound care products, osotomy and urological supplies, (h) providing home health care services, (i) providing dialysis services, (j) providing contract pharmaceutical research services, (k) providing disease and outcome management services, including formulary services, (l) providing orthopedic supplies and services, (m) providing information technology, including software products and services, to Persons engaged in any of the foregoing businesses, including long term care institutions, (n) providing any service or product described in the Standard Industrial Classification Manual (1987 Revision) published by the Office of Management and Budget under the heading Industry No. 5047, 5122, 5912 or 8731 or Major Group 80 as a whole, (o) providing any product or service ancillary or incidental to the healthcare industry to any customer or client of any of the foregoing Persons, or (p) providing any other healthcare related products or services.

                  "INDEBTEDNESS" of a Person means, without duplication, such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) Capitalized Lease Obligations,
(f) Financial Undertakings, (g) Contingent Obligations and (h) obligations under or in connection with a letter of credit; but excluding, in any event, (i) amounts payable by such Person in respect of covenants not to compete, and (ii) with reference to the Borrower and its Subsidiaries, all obligations of the Borrower and its Subsidiaries of the character referred to in this definition to the extent owing to the Borrower or any Subsidiary of the Borrower.

                  "INDENTURES" means the Indenture dated as of October 1, 1993 by and between the Borrower and NBD Bank (formerly known as NBD Bank, N.A.) and the Indenture dated as of December 10, 1997 by and between the Borrower and The First National Bank of Chicago, in each case as the same may be amended or modified from time to time, pursuant to which the respective Convertible Notes were issued.

                  "INITIAL GUARANTORS" means the Subsidiaries of the Borrower listed on SCHEDULE III hereto.

                  "INTEREST PERIOD" means a Eurodollar Interest Period.

                  "INVESTMENT" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, ownership interests in any limited liability company, notes, debentures or other securities of any other Person made by such Person.

                  "JOINT VENTURE" means any corporation, partnership, limited liability company association, joint stock company, business trust or other combined enterprise other than a Subsidiary in which or to which the Borrower or any of its Subsidiaries has made an Investment to fund a business enterprise which engages or will engage in a business in which the Borrower or any of its Subsidiaries is engaged from time to time during the term of this Agreement.

                  "LENDERS" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

                  "LENDING INSTALLATION" means, with respect to a Lender, any office, branch, subsidiary or affiliate of such Lender.

                  "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

                  "LOAN" means a loan by a Lender to the Borrower as part of an Advance.

                  "LOAN DOCUMENTS" means this Agreement, the Notes and the Guaranties.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole,
(b) the ability of the Borrower or the Guarantors to perform their respective obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

                  "MOODY'S" means Moody's Investors Service, Inc.

                  "MULTIEMPLOYER PLAN" means a Plan, if any, maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

                  "NOTE" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of EXHIBIT A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender to the Borrower.

                  "NOTICE OF ASSIGNMENT" has the meaning specified in SECTION 12.3.2.

                  "OBLIGATIONS" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party hereunder arising under the Loan Documents.

                  "PARTICIPANTS" has the meaning specified in SECTION 12.2.1.

                  "PAYMENT OFFICE" means the principal office of the Agent in Chicago, Illinois, located on the date hereof at One First National Plaza, Chicago, Illinois 60670 or such other office of the Agent as the Agent may from time to time designate by written notice to the Borrower and the Lenders.

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

                  "PERMITTED ACQUISITION" means any Acquisition made by the Borrower or any of its Subsidiaries provided that: (a) as of the date of such Acquisition, no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition or from the incurrence of any Indebtedness in connection with such Acquisition; (b) prior to the date of such Acquisition, such Acquisition shall have been approved by the board of directors and, if applicable, the shareholders of the Person whose stock or assets are being acquired in connection with such Acquisition and no claim or challenge has been asserted or threatened by any shareholder or director of such Person which could reasonably be expected to have a material adverse effect on such Acquisition or a Material Adverse Effect; (c) as of the date of any such Acquisition, all approvals required in connection with such Acquisition shall have been obtained; and (d) any such Acquisition is an Acquisition of the assets or capital stock or other equity interests of a Person engaged in any line of business being conducted by the Borrower or any of its Subsidiaries at the time of such Acquisition or of a Health Care Company.

                  "PERSON" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

                  "PLAN" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

                  "PREPAYMENT NOTICE" has the meaning specified in SECTION 2.5.

                  "PRICING SCHEDULE" means the Schedule attached hereto as
SCHEDULE I.

                  "PROPERTY" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

                  "PURCHASERS" has the meaning specified in SECTION 12.3.1.

                  "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

                  "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

                  "RENTALS" of a Person means the aggregate fixed amounts payable by such Person under any lease of Property having an original term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more.

                  "REPORTABLE EVENT" means a reportable event as defined in
Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; PROVIDED, HOWEVER, that a failure to meet the minimum funding standard of Section 412 of the Code and of
Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

                  "REQUIRED LENDERS" means Lenders in the aggregate having at least 51% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 51% of the aggregate unpaid principal amount of the outstanding Advances.

                  "RESERVES" means, with respect to a Eurodollar Interest Period, the maximum aggregate reserves (including all basic, supplemental, marginal and other reserves) imposed under Regulation D on Eurocurrency liabilities.

                  "REVOLVING CREDIT TERMINATION BALANCE" means the aggregate principal amount of Advances outstanding on the Revolving Credit Termination Date after giving effect to any Advances made or repaid on such date.

                  "REVOLVING CREDIT TERMINATION DATE" means December 20, 1999 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

                  "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

                  "SINGLE EMPLOYER PLAN" means a Plan, if any, maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

                  "SPECIFIED REMITTANCE TIME" means (a) if the relevant Payment Office is located in Chicago, 12:00 noon (Chicago time) and (b) if the relevant Payment Office is located elsewhere, such time as the Agent shall specify after consultation with the Borrower and the Lenders.

                  "STANDARD & POOR'S" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

                  "SUBSIDIARY" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

                  "SUBSTANTIAL PORTION" means, with respect to the Property of the Borrower and the Subsidiaries, Property that has a Fair Value representing more than 5% of Consolidated Net Worth determined as of the end of the fiscal quarter of the Borrower most recently ended prior to the date on which such determination is made.

                  "SUPPLEMENTAL GUARANTOR" has the meaning given that term in the definition of "Guarantor" above.

                  "TERM LOAN OPTION" has the meaning set forth in SECTION 2.2.

                  "TRANSFEREE" has the meaning specified in SECTION 12.4.

                  "TYPE" means, (a) with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan and (b) with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

                  "UNFUNDED LIABILITIES" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the Fair Value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

                  "UNITED STATES" and "U.S." mean the United States of America.

                  "UNMATURED DEFAULT" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

                  "WHOLLY-OWNED SUBSIDIARY" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

                  "YEAR 2000 ISSUES" means, with respect to any computer-related systems of the Borrower and its Subsidiaries, anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations, and financial condition of the Borrower and its Subsidiaries.

                                   ARTICLE II
                                THE LOAN FACILITY

                  2.1. THE LOANS. From and including the date of this Agreement and prior to the Revolving Credit Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement (including, without limitation, the terms and conditions of SECTION 2.9 and SECTION 8.1 relating to the reduction, suspension or termination of the Aggregate Commitment), to make Loans to the Borrower from time to time in an aggregate amount not to exceed at any one time outstanding the amount of such Lender's Commitment. Subject to the terms of this Agreement (including, without limitation, the terms and conditions of SECTION 2.9 and SECTION 8.1 relating to the reduction, suspension or termination of the Aggregate Commitment), the Borrower may borrow, repay and reborrow Loans at any time prior to the Revolving Credit Termination Date. Unless earlier terminated in accordance with the terms and conditions of this Agreement, the Commitments of the Lenders to lend hereunder shall expire on the Revolving Credit Termination Date. Principal payments made after the Revolving Credit Termination Date may not be reborrowed.

                  2.2 REPAYMENT OF THE LOANS . The Revolving Credit Termination Balance shall be paid in full by the Borrower on the Revolving Credit Termination Date; PROVIDED, HOWEVER, that (a) Loans may be prepaid prior to the Revolving Credit Termination Date in accordance with the terms of this Agreement and (b) the Revolving Credit Termination Balance may be consolidated and converted into a single one-year term loan (the "TERM LOAN OPTION"). The Borrower may elect the Term Loan Option by providing written notice of such election to the Agent and Lenders at least thirty days prior to the Revolving Credit Termination Date. Upon such election, the Revolving Credit Termination Balance shall be converted into a one-year term loan payable in four equal, consecutive quarterly installments of principal, on March 20, 2000, June 20, 2000, September 20, 2000, and on the Facility Termination Date. All unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date. All other provisions of this Agreement shall apply to such term loans, including, without limitation, interest rate options and interest payment provisions pursuant to SECTIONS 2.7 and 2.8. Notwithstanding the foregoing, the Term Loan Option shall not be available to the Borrower if a Default or Unmatured Default has occurred or is continuing as of the date of the Revolving Credit Termination Date.

                  2.3. RATABLE LOANS; TYPES OF ADVANCES . Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. Any Advance may be a Floating Rate Advance or a Eurodollar Advance, as the Borrower shall select in accordance with SECTIONS 2.6 and 2.7.

                  2.4. MINIMUM AMOUNT OF EACH ADVANCE . Each Advance shall be in a minimum amount not less than $15,000,000 or an integral multiple of $1,000,000 in excess thereof; PROVIDED, HOWEVER, that any Advance may be in the amount of the unused Aggregate Commitment.

                  2.5. OPTIONAL PREPAYMENTS OF LOANS . Subject to SECTION 3.4 and the requirements of SECTION 2.4, the Borrower may (a) following notice given to the Agent by the Borrower, in the form attached hereto as EXHIBIT G (a "PREPAYMENT NOTICE") by not later than 10:00 a.m. (Chicago time) one Business Day prior to the date of the proposed prepayment, such notice specifying the aggregate principal amount of and the proposed date of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Floating Rate Loans comprising part of the same Advance in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and (b) following a Prepayment Notice given to the Agent by the Borrower by not later than 10:00 a.m. (Chicago time) on, if the Advance to be prepaid is a Eurodollar Advance, the third Business Day preceding the date of the proposed prepayment, such notice specifying the Advance to be prepaid and the proposed date of the prepayment, and, if such notice is given, such Borrower shall, prepay the outstanding principal amounts of the Eurodollar Loans comprising a Eurodollar Advance in whole (and not in part), together with accrued interest to the date of such prepayment on the principal amount prepaid. In the case of a Floating Rate Advance, each partial prepayment shall be in an aggregate principal amount not less than $1,000,000.

                  2.6. METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW ADVANCES . The Borrower shall select the Type of each Advance and, in the case of a Eurodollar Advance, the Interest Period applicable to such Advance from time to time. The Borrower shall give the Agent irrevocable notice, in the form attached hereto as EXHIBIT F (a "BORROWING NOTICE"), not later than 10:00 a.m. (Chicago time) (i) on the Borrowing Date for each Floating Rate Advance and (ii) at least three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

                  (a) the Borrowing Date, which shall be a Business Day, of such Advance,

                  (b) the aggregate amount of such Advance,

                  (c) the Type of such Advance, and

                  (d) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than the Specified Remittance Time on each Borrowing Date, each Lender shall make available its Loan or Loans to the Agent in immediately available funds at the relevant Payment

Office. To the extent that the Agent has received funds from the Lenders as specified in the preceding sentence and the applicable conditions set forth in
ARTICLE IV have been fulfilled, the Agent will make such funds available to the Borrower at the relevant Payment Office within two hours following the Specified Remittance Time, it being understood that if the relevant Payment Office is located in Chicago, the Agent will make the applicable funds available to the Borrower by depositing such funds to such account with First Chicago as the Borrower shall designate.

                  2.7. CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES . Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances or prepaid pursuant to SECTION 2.5. Each Eurodollar Advance of any Type shall continue as a Eurodollar Advance of such Type until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance either continue as a Eurodollar Advance of such Type for the same or another Interest Period or be converted into an Advance of another Type. Subject to the terms of SECTION 2.6, the Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Agent irrevocable notice in the form of EXHIBIT I hereto (a "CONVERSION/CONTINUATION NOTICE") of each conversion of an Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) (i) in the case of a conversion into a Floating Rate Advance on the date of such conversion and (ii) in the case of a conversion into or continuation of a Eurodollar Advance, at least three Business Days before the date of such conversion or continuation, specifying:

                  (a) the requested date, which shall be a Business Day, of such conversion or continuation;

                  (b) the aggregate amount and Type of the Advance which is to be converted or continued; and

                  (c) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto.

The Borrower shall select Interest Periods so that it is not necessary to repay any portion of a Eurodollar Advance prior to the last day of the applicable Interest Period in order to make a mandatory repayment required pursuant to
SECTION 2.2.

                  2.8. PAYMENT OF INTEREST ON ADVANCES; CHANGES IN INTEREST RATE. (a) Interest accrued on each Floating Rate Advance shall be payable on the last Business Day of each calendar month, on the Revolving Credit Termination Date, and on the earliest of the Facility Termination Date, the date of the reduction to zero of the Aggregate Commitment pursuant to SECTION 2.9 and the date of the acceleration of the Obligations pursuant to SECTION 8.1. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which such Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365/366-day year. Interest on Eurodollar Advances shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day a Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on a Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

                  (b) Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurodollar Advance into a Floating Rate Advance pursuant to SECTION 2.7(b) to but excluding the date it becomes due or is converted into a Eurodollar Advance pursuant to SECTION 2.7(b), at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on each Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Eurodollar Rate determined as applicable to such Eurodollar Advance. No Interest Period may end after the Facility Termination Date.

                  2.9. COMMITMENT FEE; REDUCTIONS IN AGGREGATE COMMITMENT. (a) The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee at a rate per annum equal to the Applicable Commitment Fee Rate in effect from time to time on the daily unused portion of such Lender's Commitment from the date hereof to but excluding the earliest of the Revolving Credit Termination Date, the date of the reduction to zero of the Aggregate Commitment pursuant to SECTION 2.9(b) and the date of the termination of the Aggregate Commitment pursuant to SECTION 8.1. Such commitment fees shall be payable in arrears on the last Business Day of each March, June, September and December, and on the earliest of the Revolving Credit Termination Date, the date of the reduction to zero of the Aggregate Commitment pursuant to SECTION 2.9(b) and the date of the termination of the Aggregate Commitment pursuant to SECTION
8.1. Commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year.

                  (b) The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of not less than $20,000,000 or an integral multiple of $5,000,000 in excess thereof, upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; PROVIDED, HOWEVER, that the amount of the Aggregate Commitment may not be reduced below the sum of the aggregate principal amount of the outstanding Advances.

                  2.10. RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in SECTION 2.8, during the continuance of a Default or Unmatured Default no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default pursuant to SECTION 7.2 and, if the Required Banks so elect, during the continuance of any other Default, (a) each Eurodollar Advance, until paid in full or converted to a Floating Rate Advance, shall bear interest at the Eurodollar Rate then applicable to such Advance plus 3% per annum, and (b) each Floating Rate Advance shall bear interest until paid in full at a rate per annum equal to the Floating Rate plus 3% per annum.

                  2.11. METHOD OF PAYMENT. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to ARTICLE XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by 12:00 noon (local time) on the date when due and shall be remitted by the Agent to the Lenders according to their respective interests therein. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to ARTICLE XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized, but is not obligated, to charge the accounts of the Borrower maintained with First Chicago into which proceeds of Advances are remitted pursuant to SECTION 2.6 for each payment of interest and fees as it becomes due hereunder and for each payment of principal, in accordance with the applicable Prepayment Notice or when otherwise due and payable in accordance with the terms hereof.

                  2.12. NOTES; TELEPHONIC NOTICES. Each Lender is hereby authorized to record the date and principal amount of each of its Loans and the date and amount of each repayment on the schedule attached to its Note; PROVIDED, HOWEVER, that the failure to so record shall not affect the Borrower's obligations under such Note. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances and effect selections of Types of Advances based on telephonic notices made by any person or persons the Agent in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice, signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent of the relevant telephonic notice shall govern absent manifest error.

                  2.13. NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and Prepayment Notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

                  2.14. LENDING INSTALLATIONS. Each Lender may book its Loans at any one or more Lending Installations selected by such Lender and may change any such Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

                  2.15. NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) in the case of repayment by a Lender, the Federal Funds Effective Rate for such day or (b) in the case of repayment by the Borrower, the interest rate applicable to the relevant Loan.

                  2.16. WITHHOLDING TAX EXEMPTION. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or any successor form or related form as may from time to time be required under applicable law) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                                   ARTICLE III
                             CHANGE IN CIRCUMSTANCES

                  3.1. YIELD PROTECTION. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance by any Lender therewith,

                  (a) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of any Lender), or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder, or

                  (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

                  (c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans held, or interest received, by it by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its Commitment.

                  3.2. CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender determines that the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change (as defined below in this SECTION 3.2), then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans, or its obligation to make Loans hereunder (after taking into account such Lender's or such controlling corporation's policies as to capital adequacy). "CHANGE" means
(a) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as defined below in this SECTION 3.2) or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means
(a) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (b) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

                  3.3. AVAILABILITY OF TYPES OF ADVANCES. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (a) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (b) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance and require any Eurodollar Advances of the affected Type to be prepaid.

                  3.4. FUNDING INDEMNIFICATION. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period in the case of a Eurodollar Advance, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made (whether by borrowing, continuation or conversion) on the date specified by the Borrower for any reason other than default by the Lenders, or an optional prepayment, notice of which has been given in accordance with SECTION 2.5, is not made on the date specified therefor in such notice, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

                  3.5. MITIGATION; LENDER STATEMENTS; SURVIVAL OF INDEMNITY .
(a) To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under SECTIONS 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under SECTION 3.3, so long as such designation is not disadvantageous to such Lender. If the obligation of the Lenders to make Eurodollar Advances has been suspended pursuant to SECTION 3.3 as a consequence of a determination by any Lender that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law or any Lender has demanded compensation under SECTION 3.1 or 3.2, the Borrower may elect (i) subject to SECTION 3.4, to prepay any outstanding Advances to the extent necessary to mitigate its liability under SECTION 3.1 or 3.2, (ii) to terminate the applicable Lender's Commitment hereunder or (iii) to require the applicable Lender to assign its outstanding Loans and Commitment hereunder to another financial institution designated by the Borrower and reasonably acceptable to the Agent. The obligation of a Lender to assign its rights and obligations hereunder or terminate its Commitment hereunder as contemplated by this SECTION 3.5(a) is subject to the requirements that (x) all amounts owing to that Lender under the Loan Documents are paid in full upon the completion of such assignment or prior to such termination and (y) any assignment is effected in accordance with the terms of SECTION 12.3 and on terms otherwise satisfactory to that Lender (it being understood that the Borrower shall pay the processing fee payable to the Agent pursuant to SECTION
12.3.2 in connection with any such assignment).

                  (b) Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under SECTION 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded such Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the interest rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under SECTIONS 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.


                                   ARTICLE IV
                              CONDITIONS PRECEDENT

                   4.1. EFFECTIVENESS; INITIAL ADVANCE. This Agreement shall become effective and the Lenders shall be obligated to make the initial Advance hereunder only after the Agent shall have received from the Borrower, with sufficient copies (other than in the case of the Notes) for each of the Lenders, each of the following items in form and substance satisfactory to the Agent:

                  (a) copies of the certificate of incorporation of the Borrower, together with all amendments, and, to the extent applicable, a certificate of good standing, certified by the Delaware Secretary of State.

                  (b) copies, certified by the Secretary, Assistant Secretary or other appropriate officer or director of the Borrower of its by-laws (or any comparable constitutive laws, rules or regulations) and of its board of directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the relevant Loan Documents;

                  (c) incumbency certificates, executed by the Secretary or Assistant Secretary or other appropriate officer or director of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the relevant Loan Documents and to make borrowings hereunder, as applicable, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

                  (d) a certificate, signed by the Chief Financial Officer of the Borrower, stating that, to the best of his knowledge after due inquiry, on the date hereof no Default or Unmatured Default has occurred and is continuing;

                  (e) an opinion of Thompson Hine & Flory LLP, counsel to the Borrower;

                  (f) the Notes payable to the order of each of the Lenders;

                  (g) written money transfer instructions, in substantially the form of EXHIBIT E hereto, addressed to the Agent and signed by an Authorized Officer;

                  (h) an executed copy of Amendment No. 2 to the Credit Agreement dated as of October 22, 1996 (as amended from time to time, the "EXISTING CREDIT AGREEMENT"), by and among Omnicare, Inc., the banks party thereto and First Chicago, as Agent, which Amendment shall amend the Existing Credit Agreement to permit the execution, delivery and performance of this Agreement and the other Loan Documents;

                  (i) a Guaranty signed by each of the Guarantors;

                  (j) an opinion of Sidley & Austin, counsel to the Agent; and

                  (k) such other documents as any Lender or its counsel may have reasonably requested.

By January 22, 1999, the Borrower shall deliver to the Agent a certificate of the Secretary or Assistant Secretary of each Initial Guarantor certifying resolutions of such Initial Guarantor's board of directors authorizing the execution, delivery and performance of the Guaranty.

                  4.2. EACH ADVANCE. No Lender shall be required to make any Loan hereunder, unless on the applicable Borrowing Date:

                  (a) there exists no Default or Unmatured Default;

                  (b) the representations and warranties contained in ARTICLE V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and

                  (c) after giving effect to such Loan, the aggregate outstanding principal amount of all Advances does not exceed the Aggregate Commitment.

Each Borrowing Notice and each Conversion/Continuation Notice with respect to a Loan shall constitute a representation and warranty by the Borrower that the conditions contained in SECTIONS 4.2(a), (b) and (c) have been satisfied.


                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

                  5. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lenders that:

                  5.1. CORPORATE EXISTENCE AND STANDING. The Borrower and each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent that, in the case of any Subsidiary of the Borrower, the failure to be in good standing or authorized to conduct business in any jurisdiction could not, when taken together with all similar failures by such Subsidiary and each other Subsidiary, reasonably be expected to have a Material Adverse Effect.

                  5.2. AUTHORIZATION AND VALIDITY. The Borrower and each Guarantor has the corporate power and authority and legal right to execute and deliver the Loan Documents to which it is party and to perform its obligations thereunder. The execution and delivery by each of the Borrower and each Guarantor of the Loan Documents to which it is party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and each Loan Document to which the Borrower or any Guarantor is party constitutes the legal, valid and binding obligation of the Borrower or such Guarantor, as applicable, enforceable against the Borrower or such Guarantor, as applicable, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity, regardless of whether the application of such principles is considered in a proceeding in equity or at law.

                  5.3. NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by each of the Borrower and each Guarantor of the Loan Documents to which it is party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any Subsidiary or the Borrower's or any Subsidiary's articles of incorporation or by-laws or comparable constitutive documents or the provisions of any indenture, instrument or agreement to which the Borrower or any Subsidiary is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement which violation, conflict or imposition could reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

                  5.4. FINANCIAL STATEMENTS. The December 31, 1997 and June 30, 1998 consolidated financial statements of the Borrower and its Subsidiaries, heretofore delivered to the Lenders, were prepared in accordance with GAAP in effect on the dates such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at the dates thereof and the consolidated results of their operations for the periods then ended, subject, in the case of the June 30, 1998 financial statements, to normal year-end adjustments and the absence of notes.

                  5.5. MATERIAL ADVERSE CHANGE. Since June 30, 1998, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

                  5.6. TAXES. All tax returns required to be filed by the Borrower or any of its Subsidiaries in any jurisdiction have, in fact, been filed, all such tax returns have been prepared in accordance with applicable laws, and all taxes, assessments, fees and other governmental charges upon the Borrower or any Subsidiary or upon any of their respective properties, income or franchises, which are shown on such returns have been paid except to the extent such tax payments are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles. For all taxable years ending on or before December 31, 1994, the United States Federal income tax liability of the Borrower and its Subsidiaries has been satisfied and either the period of limitations on assessment of additional United States Federal income tax has expired or the Borrower or the applicable Subsidiary has entered into an agreement with the United States Internal Revenue Service closing conclusively the total tax liability for the taxable year. Neither the Borrower nor any of its Subsidiaries knows of any proposed additional tax assessment against it or any of them for which adequate provision has not been made on its or their accounts, and no controversy in respect of additional income or other taxes due or claimed to be due to any Governmental Authority is pending or to the knowledge of the Borrower or its Subsidiaries threatened the outcome of which could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

                  5.7. LITIGATION AND CONTINGENT LIABILITIES. Except as set forth on SCHEDULE II hereto, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any Subsidiary of the Borrower which could reasonably be expected to have a Material Adverse Effect. Other than any liability incident to such litigation, arbitration or proceedings, to the knowledge of the Borrower's officers neither the Borrower nor any of its Subsidiaries has any material contingent liabilities not provided for or disclosed in the financial statements referred to in SECTION 5.4.

                  5.8. SUBSIDIARIES. SCHEDULE II hereto, together with the most recent update, if any, delivered pursuant to SECTION 6.1(i), contains an accurate list of all of the Subsidiaries (except for inactive Subsidiaries with immaterial assets and liabilities) of the Borrower, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Borrower or its Subsidiaries. All of the issued and outstanding shares of capital stock of the Subsidiaries of the Borrower listed on SCHEDULE II hereto, together with the most recent update, if any, delivered pursuant to
         SECTION 6.1(i), have been duly authorized and issued and are fully paid and non-assessable.

                  5.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $10,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $10,000,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, none of the Borrower or any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

                  5.10. ACCURACY OF INFORMATION. No written information, exhibit or report prepared and furnished by the Borrower or any Subsidiary to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, taken as a whole, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

                  5.11. REGULATION U. The Borrower and its Subsidiaries are in compliance with Regulation U.

                  5.12. MATERIAL AGREEMENTS. Neither the Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could have a Material Adverse Effect.

                  5.13. COMPLIANCE WITH LAWS. The Borrower and its Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for such non-compliance as could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received any notice to the effect that, or is otherwise aware that, its operations are not in material compliance with any of the requirements of applicable environmental, health and safety statutes and regulations of any Governmental Authority or the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

                  5.14. OWNERSHIP OF PROPERTIES. Except as set forth on
         SCHEDULE II hereto, on the date of this Agreement, there are no Liens, other than those permitted by SECTION 6.16, on the Property and assets reflected as owned by the Borrower or any of its Subsidiaries in the financial statements delivered from time to time pursuant hereto.

                  5.15. INVESTMENT COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  5.16. PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  5.17. YEAR 2000. The Borrower and its Subsidiaries have made an assessment of the Year 2000 Issues and in good faith believe they have a realistic and achievable program for remediating the Year 2000 Issues on a timely basis and a reasonable contingency plan to address any inability of computer applications in the computer systems of their material customers, suppliers and vendors to effectively handle data including dates on and after January 1, 2000. Based on such assessment and program, the Borrower and its Subsidiaries do not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

                                   ARTICLE VI
                                    COVENANTS

                  6. COVENANTS. During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

                  6.1. FINANCIAL REPORTING. The Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with generally accepted accounting principles, and will furnish or cause to be furnished to the
         Lenders:

                           (a) (i) within 120 days after the close of each of
                  the Borrower's fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by the Borrower's independent chartered accountants or independent public accountants) audit report certified by independent public accountants acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by a letter which conforms to professional pronouncements promulgated by the American Institute of Certified Public Accountants from the firm of said accountants to the effect that in the course of, and based solely upon their audit of such financial statements, nothing has come to their attention to cause them to believe that there existed on the date of such statements any Default or Unmatured Default under SECTIONS 6.17 or 6.18, or, if in the opinion of such accountants, any Default or Unmatured Default exists, the statement shall state its nature and length of time it has existed; and (ii) within 180 days after the close of each of the Borrower's fiscal years, the management letter, if any, prepared by the applicable accountants in connection with the financial statements for such fiscal year delivered pursuant to the foregoing clause
                  (i);

                           (b) within 60 days after the close of the first three
                  quarterly periods of each of the Borrower's fiscal years, for the Borrower and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by the Chief Financial Officer;

                           (c) together with the financial statements required
                  pursuant to the foregoing clauses (a) and (b), a compliance certificate in substantially the form of EXHIBIT C hereto signed by the Chief Financial Officer showing the calculations necessary to determine compliance with this Agreement (including, without limitation the financial covenants, compliance with SECTION 6.20, and compliance with the various other covenants which contain financial tests or baskets) and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and any and all actions taken with respect thereto;

                           (d) within 270 days after the close of each fiscal
                  year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA;

                           (e) as soon as possible and in any event within ten
                  days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, the occurrence of which may reasonably be expected to give rise to a Material Adverse Effect, a statement, signed by the Chief Financial Officer, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto;

                           (f) as soon as possible and in any event within 30
                  days after receipt by the Borrower or any of its Subsidiaries, a copy of (i) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may reasonably be expected to be liable for $10,000,000 or more of potential liability (when aggregated with other similar potential liability) to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (ii) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which violation could reasonably be expected to give rise to a Material Adverse Effect;

                           (g) promptly upon the furnishing thereof to the
                  shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished;

                           (h) promptly upon their becoming available, one copy
                  of each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally and of each regular report and any registration statement or prospectus, filed by the Borrower with the Securities and Exchange Commission or any other

                  United States federal or state securities exchange, securities trading system or with any United States national stock exchange and one copy of each periodic report filed by the Borrower with any other similar regulatory authority, in all cases without duplication; PROVIDED, HOWEVER, that the Borrower shall not be obligated to provide to the Agent and the Lenders routine reports which are required to be provided to any of the above-listed entities concerning the management of employee benefit plants, including, without limitation, stock purchases or the exercise of stock options made under any such employee benefit plan;

                           (i) together with the financial statements delivered
                  pursuant to SECTION 6.1(a), a current list of all of the Subsidiaries of the Borrower, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Borrower or its Subsidiaries; and

                           (j) promptly, such other information (including
                  non-financial information) as the Agent or any Lender may from time to time reasonably request.

                  6.2. USE OF PROCEEDS. The Borrower will, and will cause each of its Subsidiaries to, use the proceeds of the Advances, to make Permitted Acquisitions or for general corporate purposes. The Borrower will not, nor will it permit any of its Subsidiaries to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U), except for purposes of making a Permitted Acquisition to the extent permitted by Regulation U. The Borrower will not, nor will it permit any Subsidiary, to use proceeds of the Advances other than as contemplated in this SECTION 6.2.

                  6.3. NOTICE OF DEFAULT. The Borrower will, and will cause each of its Subsidiaries to, give notice in writing to the Lenders of the occurrence (a) of any Default or Unmatured Default and (b) of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect, which notice, in either case, shall be given promptly and in any event within five Business Days after the Borrower or relevant Subsidiary becomes aware of the Default, Unmatured Default or other development and shall state the nature and status thereof and any and all actions taken with respect thereto.

                  6.4. CONDUCT OF BUSINESS. The Borrower will, and will cause each of its Subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where the failure to maintain such authority could not reasonably be expected to have a Material Adverse Effect.

                  6.5. TAXES. The Borrower will, and will cause each of its Subsidiaries to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles.

                  6.6. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice and customary for companies similar in size and nature, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

                  6.7. COMPLIANCE WITH LAWS. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all laws (including, without limitation, all environmental laws), rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

                  6.8. MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, ordinary wear and tear excepted, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

                  6.9. INSPECTION. The Borrower will, and will cause each of its Subsidiaries to, permit the Agent and any or each Lender, by its respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each of its Subsidiaries, to examine and make copies of the books of accounts and other financial records of the Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with, and to be advised as to the same by, their respective officers at such reasonable times and intervals during normal business hours, upon oral or written request of the Agent or any Lender at least three Business Days in advance so long as no Default or Unmatured Default shall have occurred and is continuing, or, if a Default or Unmatured Default has occurred and is continuing, upon the Agent's request. Such inspection rights are subject to reasonable limitations imposed by the Borrower and its Subsidiaries with respect to safety and shall not extend to trade secrets of the Borrower or its Subsidiaries or to information covered by attorney-client or other privilege.

                  6.10. MERGER. The Borrower will not, nor will it permit any of its Subsidiaries to, merge or consolidate with any other Person, or permit any other Person to consolidate with it, except that:

                           (a) any Subsidiary may consolidate with or merge with
                  or into (i) the Borrower or any Wholly-Owned Subsidiary (if the Borrower or such Wholly-Owned Subsidiary shall be the continuing or surviving corporation) or (ii) any other corporation (if such Subsidiary shall be the continuing or surviving corporation); and

                           (b) the Borrower may merge with or into any other
                  corporation if the Borrower shall be the continuing or surviving corporation;

                  PROVIDED, that as of the date of such merger or consolidation, no Default or Unmatured Default shall have occurred and be continuing or would result from such merger or consolidation or from the incurrence of any Indebtedness in connection with such merger or consolidation.

                  6.11. SALE OF ASSETS. The Borrower will not, nor will it permit any of its Subsidiaries to, lease, sell or otherwise dispose of its Property to any other Person except for (a) sales of Property in the ordinary course of business, (b) leases, sales or other dispositions of its Property to the Borrower or a Subsidiary of the Borrower, and (c) other leases, sales or other dispositions of its Property subject to the requirement that at least 90% of the aggregate net proceeds of each such lease, sale or other disposition of Property in each fiscal year are reinvested in the business of the Borrower and the Subsidiaries as conducted in accordance with the requirements of
         SECTION 6.4.

                  6.12. PREPAYMENTS. The Borrower will not, nor will it permit or any of its Subsidiaries to, either directly or indirectly, voluntarily redeem, retire or otherwise pay prior to its scheduled maturity, or accelerate the maturity of, Indebtedness of the Borrower or any of its Subsidiaries (other than Indebtedness arising hereunder or the conversion of Indebtedness of the Borrower or any of its Subsidiaries to equity of the Borrower or any of its Subsidiaries) in an amount in excess of $20,000,000 in the aggregate; PROVIDED, HOWEVER, that this SECTION 6.12 shall not prohibit any payment or prepayment under the Existing Credit Agreement.

                  6.13. AFFILIATES. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arm's-length transaction; PROVIDED, HOWEVER, that nothing contained in this SECTION 6.13 shall prohibit transactions between the Borrower and any Guarantor, or between or among Guarantors, in each case in the ordinary course of business.

                  6.14. INVESTMENTS. The Borrower will not, nor will it permit any of its Subsidiaries to, make or suffer to exist any Investments, or commitments therefor, except:

                           (a) Investments existing on the date of this
                  Agreement and described on SCHEDULE II hereto;

                           (b) Investments by the Borrower or any of its
                  Subsidiaries in and to any Subsidiary, including any Investment in a corporation which, after giving effect to such Investment, will become a Subsidiary; PROVIDED that if such Investment is an Acquisition, it shall be a Permitted Acquisition;

                           (c) Investments in property or assets to be used in
                  the ordinary course of business of the Borrower and any of its Subsidiaries conducted as described in SECTION 6.4;

                           (d) Investments in commercial paper maturing in 270
                  days or less from the date of issuance which, at the time of acquisition by the Borrower or any Subsidiary, is accorded a rating of A2 or better by Standard & Poor's or P2 or better by Moody's or any other United States nationally recognized credit rating agency of similar standing;

                           (e) Investments in direct obligations of the United
                  States, any agency or instrumentality of the United States, the payment or guarantee of which constitutes a full faith and credit obligation of the United States, maturing in three years or less from the date of acquisition thereof;

                           (f) Investments in direct obligations of any State or
                  municipality within the United States maturing in three years or less from the date of acquisition thereof which, in any such case, at the time of acquisition by the Borrower or any Subsidiary, is accorded one of the two highest long-term or short-term, as applicable, debt ratings by Standard & Poor's or Moody's or any other United States nationally recognized credit rating agency of similar standing;

                           (g) Investments in certificates of deposit or
                  bankers' acceptances issued by a bank or trust company having capital, surplus and undivided profits aggregating at least $100,000,000 and having a short-term unsecured debt rating of at least "P-1" by Moody's or "A-1" by Standard & Poor's;

                           (h) Investments made in connection with Permitted
                  Acquisitions;

                           (i) Investments made as of the Effective Date in
                  connection with Joint Ventures described on SCHEDULE II hereto;

                           (j) any loan or other advance by the Borrower or any
                  of its Subsidiaries, as the case may be, to any of its or their officers or employees, as the case may be, in the normal course of business, so long as the aggregate of all such loans or advances by the Borrower and its Subsidiaries does not exceed $5,000,000 at any time outstanding, plus reasonable, reimbursable business and travel expenses;

                           (k) any fund or other pooling arrangement which
                  exclusively purchases and holds Investments described in this
                  SECTION 6.14;

                           (l) any Oasis Account or Pegasus Fund Account
                  maintained by the Agent on behalf of the Borrower as overnight sweep services for cash management purposes; and

                           (m) other Investments, together with Contingent
                  Obligations permitted pursuant to SECTION 6.15(g) not to exceed in the aggregate more than 5% of Consolidated Net Worth.

                  6.15. CONTINGENT OBLIGATIONS. The Borrower will not, nor will it permit any of its Subsidiaries to, make or suffer to exist any Contingent Obligation, except (a) by endorsement of instruments for deposit or collection in the ordinary course of business, (b) pursuant to the Guaranties, (c) Contingent Obligations of the Borrower and any of its Subsidiaries described on SCHEDULE II hereto, (d) Contingent Obligations incurred by the

         Borrower in respect of the obligations (other than obligations constituting Indebtedness of the types described in CLAUSES (a), (d),
         (e) and, to the extent issued in support of Indebtedness of the types described in such CLAUSES (a), (d) and (e), CLAUSE (h) of the definition of "Indebtedness") of any Guarantor, (e) Contingent Obligations incurred by any Guarantor in respect of obligations (other than obligations constituting Indebtedness of the types described in CLAUSES (a), (d), (e) and, to the extent issued in support of Indebtedness of the types described in such CLAUSES (a), (d) and (e), CLAUSE (h) of the definition of "Indebtedness") of any of its Subsidiaries that is a Guarantor, (f) Contingent Obligations incurred by any Subsidiary in respect of the obligations of any of its Subsidiaries and existing at the time such Subsidiary is acquired, directly or indirectly, by the Borrower and not incurred in anticipation of such Acquisition, and Contingent Obligations incurred by the Borrower in respect of any such obligations, and (g) other Contingent Obligations, together with Investments permitted pursuant to
         SECTION 6.14(m), not to exceed in the aggregate more than 5% of Consolidated Net Worth; PROVIDED, HOWEVER, that nothing contained in this SECTION 6.15 shall prohibit any Subsidiary of the Borrower that is a Guarantor from also guaranteeing the repayment of Indebtedness under the Existing Credit Agreement.

                  6.16. LIENS. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or such Subsidiary, as applicable, except:
                           (a) Liens for taxes, assessments or governmental
                  charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                           (b) Liens imposed by law, such as carriers',
                  warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

                           (c) Liens arising out of pledges or deposits under
                  worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

                           (d) utility easements, building restrictions and such
                  other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the same or interfere with the use thereof in the business of the Borrower or any Subsidiary of the Borrower;

                           (e) Liens existing on the date of this Agreement and
                  described on SCHEDULE II hereto;

                           (f) Liens created or incurred after December 31,
                  1997, given to secure the Indebtedness incurred or assumed in connection with the acquisition of property or assets useful and intended to be used in carrying on the business of the Borrower or any Subsidiary of the Borrower, including Liens existing on such property or assets at the time of acquisition thereof or at the time of acquisition by the Borrower or such Subsidiary, as applicable, of an interest in any business entity then owning such property or assets, whether or not such existing Liens were given to secure the consideration for the property or assets to which they attach, subject to the requirement that the Lien shall attach solely to the assets acquired or purchased;

                           (g) any extension, renewal or replacement of any Lien
                  permitted by the preceding clauses (e) and (f) in respect of the same property or assets theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; provided that (i) such Lien shall attach solely to the same property or assets, and (ii) such extension, renewal or refunding of such Indebtedness shall be without increase in the principal remaining unpaid as of the date of such extension, renewal or refunding; and

                           (h)(i) Liens incurred in the ordinary course of
                  business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States, any state or any foreign government or agency thereof entered into in the ordinary course of business and (ii) Liens incurred in the ordinary course of business to secure the performance of statutory obligations, bids, leases, fee and expense arrangements with trustees and fiscal agents and other similar obligations, PROVIDED that full provision for the payment of all such obligations set forth in clauses (i) and (ii) has been made on the books of the Borrower or such Subsidiary as may be required by Agreement Accounting Principles.

                  6.17. MINIMUM CONSOLIDATED NET WORTH. The Borrower will maintain at all times a Consolidated Net Worth of at least the sum of:

                           (a) 80% of Consolidated Net Worth as of September 30,
                  1996, plus

                           (b) the sum of 50% of Consolidated Net Income for
                  each fiscal quarter ended after October 1, 1996 (but only to the extent that, in the case of any such fiscal quarter, Consolidated Net Income for such fiscal quarter is at least $1.00), plus

                           (c) 100% of the aggregate amount of the net cash
                  proceeds received by the Borrower or any of its Subsidiaries from the issuance or sale on and after October 1, 1996 of capital stock of the Borrower or any of its Subsidiaries, plus

                           (d) 100% of the aggregate principal amount of
                  Convertible Notes which have been converted after October 1, 1996 into capital stock of the Borrower.

                  6.18. FIXED CHARGES COVERAGE. The Borrower will at all times maintain a Fixed Charge Coverage Ratio for the most recently ended period of four consecutive fiscal quarters of at least 1.35 to 1.00.

                  6.19. ACQUISITIONS. The Borrower will not, nor will it permit any of its Subsidiaries to, make any Acquisition other than a Permitted Acquisition.

                  6.20. SUPPLEMENTAL GUARANTORS. The Borrower will at all times maintain Guaranties from the Initial Guarantors and Supplemental Guarantors such that as of the end of each fiscal quarter (a) the aggregate assets of the Borrower and the Guarantors are not less than 90% of the consolidated assets of the Borrower and its Subsidiaries and
         (b) the aggregate gross revenues of the Borrower and the Guarantors (calculated as of the last day of the Borrower's and the Guarantors' most recently ended fiscal quarter for the four consecutive fiscal quarters ending with such fiscal quarter) do not constitute less than 90% of the aggregate gross revenues of the Borrower and its Subsidiaries (calculated as of the last day of the Borrower's and its Subsidiaries' most recently ended fiscal quarter for the four consecutive fiscal quarters ending with such fiscal quarter); PROVIDED, that in the event that any Subsidiary of the Borrower (other than a Guarantor) at any time has assets, determined in accordance with GAAP, with a book value equal to or greater than an amount equal to two and one half percent (2 1/2%) of the consolidated assets of the Borrower and its Subsidiaries determined as of the last day of the immediately preceding fiscal quarter, such Subsidiary shall promptly execute and deliver a Guaranty as a Supplemental Guarantor pursuant to this SECTION
         6.20. In maintaining such Guaranties, the guaranties executed by any Supplemental Guarantors shall be executed and delivered to the Agent for the benefit of each of the Lenders and shall be substantially identical to the guaranties previously executed by each of the Initial Guarantors, together with such supporting documentation, including corporate resolutions and opinions of counsel with respect to such additional guaranty, as may be reasonably required by the Agent and the Required Lenders.

                  6.21. YEAR 2000. The Borrower shall take and will ensure its Subsidiaries take all actions reasonably necessary to assure that the Year 2000 Issues will not have a Material Adverse Effect and to implement their contingency plan to address any inability of computer applications in the computer systems of their material customers, suppliers and vendors to effectively handle data including dates on and after January 1, 2000. The Borrower, on behalf of itself and its Subsidiaries, will promptly notify the Agent in writing of any reasonably anticipated Material Adverse Effect as a result of Year 2000 Issues or as a result of any such inability with respect to their material customers, suppliers and vendors.

                                   ARTICLE VII
                                    DEFAULTS

                  7. DEFAULTS. The occurrence of any one or more of the following events shall constitute a Default:

                  7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, any Guaranty or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made or deemed made.

                  7.2. Nonpayment of principal of any Loan or Note when due, or nonpayment of interest upon any Loan or of any commitment fee or other obligations under any of the Loan Documents within five Business Days after the same becomes due.

                  7.3. The breach by the Borrower or any of its Subsidiaries of any of the terms or provisions of SECTION 6.1, 6.2, 6.3(a), 6.10, 6.11, 6.12, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19, or 6.20.

                  7.4. The breach by the Borrower or any of its Subsidiaries (other than a breach which constitutes a Default under SECTION 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within 30 days after written notice from the Agent or any Lender.

                  7.5. Failure of the Borrower or any of its Subsidiaries to pay any Indebtedness equal to or exceeding $25,000,000 in the aggregate when due; or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Indebtedness equal to or exceeding $25,000,000 in the aggregate was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness of the Borrower or any of its Subsidiaries equal to or exceeding $25,000,000 in the aggregate shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or shall admit in writing its inability to pay, its debts generally as they become due.

                  7.6. The Borrower or any of its Subsidiaries shall (a) have an order for relief entered with respect to it under the United States bankruptcy laws as now or hereafter in effect or cause or allow any similar event to occur under any bankruptcy or similar law or laws for the relief of debtors as now or hereafter in effect in any other jurisdiction, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator, monitor or similar official for it or any Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under the United States bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or any of its property or its debts under any law relating to bankruptcy, insolvency or reorganization or compromise of debt or relief of debtors as now or hereafter in effect in any jurisdiction, or any organization, arrangement or compromise of debt under the laws of its jurisdiction of incorporation or fail to promptly file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate action to authorize or effect any of the foregoing actions set forth in this SECTION 7.6 or (f) fail to contest in good faith, or consent to or acquiesce in, any appointment or proceeding described in SECTION 7.7.

                  7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, custodian, trustee, examiner, liquidator or similar official shall be appointed (either privately or by a court) for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in
         SECTION 7.6(d) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

                  7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "CONDEMNATION"), all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

                  7.9. The Borrower or any of its Subsidiaries shall fail within 60 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $25,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

                  7.10. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $10,000,000 or any Reportable Event, the occurrence which may reasonably be expected to give rise to Material Adverse Effect, shall occur in connection with any Plan.

                  7.11. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $10,000,000 or requires payments exceeding $5,000,000 per annum.

                  7.12. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $10,000,000.

                  7.13. The Borrower or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to the release by the Borrower or any such Subsidiary, or any other Person of any toxic or hazardous waste or substance into the environment, or any violation of any environmental, health or safety law or regulation of any Governmental Authority, which, in either case, could reasonably be expected to have a Material Adverse Effect.

                  7.14. Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to perform its obligations under or otherwise comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

                  7.15. Any Change in Control shall occur.


                                  ARTICLE VIII
                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

                  8.1. ACCELERATION. If any Default described in SECTION 7.6 or
7.7 occurs, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender, and without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives. If any other Default occurs, the Required Lenders may (a) terminate or suspend the obligations of the Lenders to make Loans or (b) declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the

Borrower hereby expressly waives, or (c) take the action described in both the preceding clause (a) and the preceding clause (b).

                  If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in SECTION 7.6 or 7.7) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

                  8.2. AMENDMENTS. Subject to the provisions of this ARTICLE VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders and the Borrower hereunder or waiving any Default hereunder; PROVIDED, HOWEVER, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

                  (a) extend the maturity of any Loan or Note or forgive all or any portion of the principal amount thereof, any interest thereon or any fees or other amounts payable hereunder, or reduce the rate or extend the time of payment of interest, fees or other amounts payable hereunder;

                  (b) reduce the percentage specified in the definition of Required Lenders;

                  (c) reduce the amount or extend the payment date for the mandatory payments required under SECTION 2.2, or increase the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights or obligations under this Agreement;

                  (d) amend this SECTION 8.2; or

                  (e) release any Guarantor.

No amendment of any provision of this Agreement relating in any way to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under SECTION 12.3.2 without obtaining the consent of any other party to this Agreement.

                  8.3. PRESERVATION OF RIGHTS. No delay or omission of the Lenders or any of them or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude any other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by (or with the consent of) the Lenders required pursuant to SECTION 8.2, and then only to the extent specifically set forth in such writing. All remedies contained in the Loan Documents or afforded by law shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.


                                   ARTICLE IX
                               GENERAL PROVISIONS

                  9.1. SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

                  9.2. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

                  9.3. STAMP DUTIES. The Borrower shall pay and forthwith on demand indemnify each of the Agent and each Lender against any liability it incurs in respect of any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Loan Document.

                  9.4. HEADINGS. Section headings in the Loan Documents are for convenience of reference only and shall not govern the interpretation of any of the provisions of the Loan Documents.

                  9.5. ENTIRE AGREEMENT; INDEPENDENCE OF COVENANTS. The Loan Documents and the letter agreement among the Agent, First Chicago Capital Markets, Inc. and the Borrower dated November 2, 1998 embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof. Except as otherwise expressly provided herein, no provision of this Agreement shall be construed as waiving, negating or otherwise qualifying any restriction, limitation or other condition imposed by any other provision of this Agreement.

                  9.6. SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement (and their Affiliates and respective directors, officers and employees with respect to SECTION 9.7) and their respective successors and assigns.

                  9.7. EXPENSES; INDEMNIFICATION. The Borrower shall reimburse the Agent for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent and the Lenders, which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Agent, each Lender and their respective Affiliates, and such entities' respective directors, officers and employees (each an "Indemnitee") against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor whether or not the Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that such losses, claims, damages, penalties, judgments, liabilities and expenses are found in a final judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of such Indemnitee. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

                  9.8. NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

                  9.9. ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles; PROVIDED, HOWEVER, that to the extent that any change in GAAP shall alter the result of any financial covenant or test or any other accounting determination to be computed or made hereunder, the Borrower agrees that such covenant, test or other determination shall continue to be computed or made on the basis of Agreement Accounting Principles as in effect prior to such change in GAAP, unless the Required Lenders shall otherwise consent.

                  9.10. SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

                  9.11. NONLIABILITY OF LENDERS. The relationship between the Borrower, on the one hand, and the Lenders and the Agent, on the other hand, shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower or any of its Subsidiaries. Neither the Agent nor any Lender undertakes any responsibility to the Borrower or any of its Subsidiaries to review or inform the Borrower or any of its Subsidiaries of any matter in connection with any phase of the business or operations of the Borrower or any of its Subsidiaries.

                  9.12. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

                  9.13. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

                  9.14. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                  9.15. CONFIDENTIALITY. Each of the Agent and each Lender agrees to hold any confidential information which it may receive from the Borrower or any of its Subsidiaries pursuant to this Agreement in confidence, except for disclosure (a) to other Lenders or their respective affiliates, (b) to legal counsel, accountants, and other professional advisors to that Lender or to a Transferee, (c) to regulatory officials and examiners, (d) to any Person as requested pursuant to or as required by law, regulation, or legal process, (e) to any Person in connection with any legal proceeding to which that Lender is a party, and (f) permitted by SECTION 12.4; PROVIDED, HOWEVER, with respect to any disclosure pursuant to SUBSECTIONS (d) and (e), the Agent or such Lender, as applicable, uses its best efforts to notify the Borrower in writing immediately upon its or their receipt of any demand for such disclosures except to the extent such notice to the Borrower is prohibited by any law or regulatory authority.


                                    ARTICLE X
                                    THE AGENT

                  10.1. APPOINTMENT. First Chicago is hereby appointed Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this ARTICLE X. The Agent shall not have a fiduciary relationship in respect of the Borrower, any Subsidiary of the Borrower or any Lender by reason of this Agreement.

                  10.2. POWERS. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

                  10.3. GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to any or all of the Borrower, any Subsidiary of the Borrower or the Lenders for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except to the extent that such action or inaction is found in a final judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or wilful misconduct of such Person.

                  10.4. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in ARTICLE IV, except receipt of items required to be delivered to the Agent; or (d) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

                  10.5. ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or, in the case of any act or failure to act calculated to give rise to any of the events or circumstances described in clauses (a) through (e) of SECTION 8.2, each affected Lender, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

                  10.6. EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

                  10.7. RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect of legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

                  10.8. AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (a) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (b) for any amounts not reimbursed by the Borrower for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (c) for any amounts not reimbursed by the Borrower for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they are determined in a final judgment of a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of the Agent. The obligations of the Lenders under this SECTION 10.8 shall survive payment of the Obligations and termination of this Agreement.

                  10.9. RIGHTS AS A LENDER. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or any of its Subsidiaries is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender; PROVIDED, HOWEVER, that in the event that the Agent ceases to be a Lender hereunder, the Required Lenders may remove the Agent and appoint a successor Agent, if no Default has occurred and is continuing, with the consent of the Borrower.

                  10.10. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

                  10.11. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, 45 days after the resigning Agent gives notice of its intention to resign. Upon any such resignation the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within 30 days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment and, if no Default or Unmatured Default has occurred and is continuing, the Borrower has consented to such appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this ARTICLE X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

                  10.12. AGENT'S FEE. The Borrower agrees to pay to the Agent, for its own account, the fees agreed to by the Borrower and the Agent by separate letter agreement, or as otherwise agreed from time to time.

                  10.13. CO-AGENTS, DOCUMENTATION AGENTS, ETC. Neither any of the Lenders identified in this Agreement as a "Co-Agent" nor the Co-Documentation Agents shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Agent in SECTION 10.10.

                                   ARTICLE XI
                            SETOFF; RATABLE PAYMENTS

                  11.1. SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default or Unmatured Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

                  11.2. RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise (other than pursuant to SECTION 3.5 and ARTICLE XII), has payment made to it upon its Loans (other than payments received pursuant to SECTION 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                                   ARTICLE XII
                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

                  12.1. SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and assigns, except that (a) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the consent of all of the Lenders and (b) any assignment by any Lender must be made in compliance with SECTION
12.3. Notwithstanding clause (b) of the preceding sentence, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, HOWEVER, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with SECTION 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

                  12.2. PARTICIPATIONS .

                  12.2.1 PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law,
         (a) with contemporaneous notice to the Borrower, at any time sell to one or more banks or (b) with the consent of the Borrower, which consent shall not be unreasonably withheld, at any time sell to one or more other entities (each such bank or other entity being referred to herein as a "PARTICIPANT") participating interests in any Loan owing to such Lender, any Note held by such Lender, the Commitment of such Lender or any other interest of such Lender under the Loan Documents; PROVIDED, HOWEVER, that if a Participant is an Affiliate of such Lender or if a Default has occurred and is continuing, the consent of the Borrower shall not be required. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. The participation agreement effecting the sale of any participating interest shall contain a representation by the Participant to the effect that none of the consideration used to make the purchase of the participating interest in the Commitment and Loans under such participation agreement are "plan assets" as defined under ERISA and that the rights and interests of the Participant in and under the Loan Documents will not be "plan assets" under ERISA.

                  12.2.2. VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, or releases any guarantor of any such Loan.

                  12.2.3. BENEFIT OF SETOFF. The Borrower agrees that to the extent permitted by applicable law each Participant shall be deemed to have the right of setoff provided in SECTION 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in SECTION 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant shall be deemed to agree, by exercising the right of setoff provided in SECTION 11.1, to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with SECTION 11.2 as if each Participant were a Lender.

                  12.3. ASSIGNMENTS.

                  12.3.1. PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or any part of its Commitment and outstanding Loans, together with its rights and obligations under the Loan Documents with respect thereto; PROVIDED, HOWEVER, that (a) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations so assigned; (b) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of such assignment) may be in the amount of such Lender's entire Commitment but otherwise shall not be less than $10,000,000 or an integral multiple of $1,000,000 in excess of that amount; and (c) notwithstanding the foregoing clause (b), (i) if the assignment is made to a Lender, the amount of the Commitment assigned shall not be less than $1,000,000 or an integral multiple thereof and (ii) if the assignment is made pursuant to SECTION 3.5, the Commitment assigned may be in the amount of the relevant Lender's entire remaining Commitment. Such assignment shall be substantially in the form of EXHIBIT D hereto or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender; PROVIDED, HOWEVER, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consents shall not be unreasonably withheld.

                  12.3.2. EFFECT; EFFECTIVE DATE. Upon the later of (i) two Business Days (or such shorter period agreed to by the Agent) after (a) delivery to the Agent of a notice of assignment, substantially in the form attached to EXHIBIT D hereto (a "NOTICE OF ASSIGNMENT"), together with any consents required by SECTION 12.3.1, and (b) payment of a $3,500 fee to the Agent for processing such assignment, and (ii) the date certain specified in such Notice of Assignment, such assignment shall become effective. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto and thereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this SECTION 12.3.2, the transferor Lender, the Agent, and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting its Commitment, as adjusted pursuant to such assignment.

                  12.4. DISSEMINATION OF INFORMATION. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by SECTION 9.15.

                  12.5. TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of SECTION 2.16.


                                  ARTICLE XIII
                                    NOTICES

                  13.1. GIVING NOTICE. Except as otherwise permitted by SECTION
2.12 with respect to Borrowing Notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

                  13.2. CHANGE OF ADDRESS. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                                   ARTICLE XIV
                                  COUNTERPARTS

                  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Subject to SECTION 4.1, this Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by telex or telephone, that it has taken such action.

                  IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.



                                  OMNICARE, INC.



                                  By:        /s/ David W. Froesel, Jr.
                                      -----------------------------------------
                                      Name:  David W. Froesel, Jr.
                                      Title: Chief Financial Officer

                                  1600 RiverCenter II
                                  100 East RiverCenter Boulevard
                                  Covington, Kentucky 41011
                                  Attn: Chief Financial Officer
                                  Facsimile No. 606-392-3360

Commitment:
-----------

$40,000,000                       THE FIRST NATIONAL BANK OF CHICAGO,
                                    as a Lender and as Administrative Agent


                                  By:        /s/ Patricia S. Carpen
                                      ------------------------------------------
                                      Name:  Patricia S. Carpen
                                      Title: Vice President

                                  Address:

                                  One First National Plaza
                                  Chicago, Illinois 60670
                                  Attention: Public Banking
                                  Facsimile No.:312/732-2016

$55,000,000.00                    DEUTSCHE BANK AG NEW YORK BRANCH AND/OR
                                  CAYMAN ISLANDS BRANCH, as a Lender
                                  and as
                                  Co-Documentation Agent


                                  By:         /s/ Susan L. Pearson
                                       -----------------------------------------
                                       Name:  Susan L. Pearson
                                       Title: Director


                                  By:         /s/ Stephan A. Wiedemann
                                       -----------------------------------------
                                       Name:  Stephan A. Wiedemann
                                       Title: Director

                                  Address:

                                  31 W. 52nd St.
                                  New York, NY  10019
                                  Attention: Sue Pearson
                                  Facsimile No.: 212-469-8701

$55,000,000.00                    NATIONSBANK, N.A.,
                                    as a Lender and as Co-Documentation Agent


                                  By:        /s/ Larry J. Gordon
                                      ------------------------------------------
                                      Name:  Larry J. Gordon
                                      Title: Vice President

                                  Address:

                                  700 Louisiana Street, 8th Floor
                                  Houston, Texas 77002
                                  Attention: Larry J. Gordon
                                  Facsimile No.:  713-247-6719

$40,000,000.00                    BANKERS TRUST COMPANY,
                                    as a Lender and as Co-Agent


                                  By:         /s/ David J. Bell
                                      -----------------------------------------
                                      Name:   David J. Bell
                                      Title:  Vice President

                                  Address:

                                  130 Liberty St.
                                  New York, NY  10006
                                  Attention:  David Bell
                                  Facsimile No.:  212-250-7218

$25,000,000.00                    CREDIT SUISSE FIRST BOSTON,
                                    as a Lender


                                  By:        /s/ Todd C. Morgan
                                       -----------------------------------------
                                       Name: Todd C. Morgan
                                       Title: Director


                                  By:        /s/ William S. Lutkins
                                       -----------------------------------------
                                       Name: William S. Lutkins
                                       Title: Vice President

                                  Address:

                                  Eleven Madison Ave.
                                  New York, NY  10010
                                  Attention:  Todd Morgan
                                  Facsimile No.:  212-325-8314

$25,000,000.00                    FLEET NATIONAL BANK,
                                     as a Lender


                                  By:       /s/ Carol Paige
                                      ------------------------------------------
                                      Name: Carol Paige
                                      Title: Senior Vice President

                                  Address:

                                  Mail Code MAOFDO7B
                                  One Federal Street
                                  Boston, MA 02110-2010
                                  Attention:
                                  Facsimile No.:  617-346-4699

$25,000,000.00                    CITICORP USA, INC.
                                    as a Lender


                                  By:        /s/ Stuart G. Miller
                                      ------------------------------------------
                                      Name:  Stuart G. Miller
                                      Title: Attorney-in-Fact

                                  Address:

                                  399 Park Avenue - 8th Floor
                                  New York, NY 10043
                                  Attention: Margaret A. Brown
                                  Facsimile No.: 212-793-0289

$25,000,000.00                    COMERICA BANK,
                                    as a Lender


                                  By:        /s/ Lee J. Santioni
                                      -----------------------------------------
                                      Name:  Lee J. Santioni
                                      Title: First Vice President

                                  Address:

                                  One Detroit Center
                                  500 Woodward Ave.
                                  Detroit, MI  48226-3268
                                  Attention:  Lisa Kotula
                                  Facsimile No.:  313/222-9514

$25,000,000.00                    NATIONAL CITY BANK OF KENTUCKY,
                                     as a Lender


                                  By:       /s/ Deny Scott
                                      ------------------------------------------
                                      Name: Deny Scott
                                      Title: Vice President

                                  Address:

                                  101 South Fifth St.
                                  Louisville, KY  40202
                                  Attention:  Deroy Scott
                                  Facsimile No.:  502-581-4424

$25,000,000.00                    SUNTRUST BANK, NASHVILLE, N.A.,
                                     as a Lender


                                  By:       /s/ Mark D. Mattson
                                      -----------------------------------------
                                      Name: Mark D. Mattson
                                      Title: Vice President

                                  Address:

                                  201 4th Avenue North
                                  3rd Floor
                                  Nashville, TN  37219
                                  Attention:  Mark Mattson
                                  Facsimile No.:  615-748-5269

$25,000,000.00                    BANQUE NATIONALE DE PARIS,
                                    as a Lender


                                  By:       /s/ Arnaud Collin de Bocage
                                      ------------------------------------------
                                      Name: Arnaud Collin de Bocage
                                      Title: Executive Vice President and
                                               General Manager

                                  Address:

                                  209 South LaSalle Street, 5th Floor
                                  Chicago, Illinois  60604
                                  Attention:  William J. Krummen
                                  Facsimile No.:  312/977-1380

$10,000,000.00                    BANCA CRT S.p.A., as a Lender


                                  By:       /s/ Robert P. DeSantes
                                      ------------------------------------------
                                      Name: Robert P. DeSantes
                                      Title: First Vice President
                                               Head of Corporate Banking



                                  By:       /s/ Eric S. Salat
                                      ------------------------------------------
                                      Name: Eric S. Salat
                                      Title: Vice President, Corporate Banking

                                  Address:

                                  500 Park Avenue
                                  New York, NY  10022
                                  Attention:  J. Slade Carter, Jr.
                                  Facsimile No.:  212-980-0809

$10,000,000.00                    BANK HAPOALIM, B.M.,
                                     as a Lender


                                  By:             /s/ Michael J. Byrne
                                      ------------------------------------------
                                      Name: Michael J. Byrne
                                      Title: Vice President-Senior Lending
                                             Officer



                                  By:       /s/ Thomas J. Hepperle
                                      ------------------------------------------
                                      Name: Thomas J. Hepperle
                                      Title: Vice President

                                  Address:

                                  225 North Michigan
                                  Suite 900
                                  Chicago, IL 60601
                                  Attention: Michael J. Kearney
                                  Facsimile No.: 312-228-6490

$10,000,000.00                    STAR BANK,
                                    as a Lender


                                  By:       /s/ Richard W. Neltner
                                      ------------------------------------------
                                      Name: Richard W. Neltner
                                      Title: Vice President

                                  Address:

                                  425 Walnut Street
                                  Location 8160
                                  Cincinnati, OH  45201
                                  Attention:
                                  Facsimile No.:  513-632-_

$5,000,000.00                     FIFTH THIRD BANK,
                                    as a Lender


                                  By:       /s/ Andrew K. Hauck
                                      ------------------------------------------
                                      Name: Andrew K. Hauck
                                      Title: Vice President

                                  Address:

                                  Fifth Third Center
                                  38 Fountain Square Plaza
                                  Cincinnati, OH  45623
                                  Attention:  Andrew Hauck
                                  Facsimile No.:  513-579-5226

                                   SCHEDULE I

                                PRICING SCHEDULE



--------------------------- ----------------- --------------------- --------------------- --------------------- --------------------
          STATUS             LEVEL I STATUS     LEVEL II STATUS       LEVEL III STATUS      LEVEL IV STATUS        LEVEL V STATUS
--------------------------- ----------------- --------------------- --------------------- --------------------- --------------------
Applicable Margin                0.75%               0.85%                 1.00%                 1.25%                 1.625%
--------------------------- ----------------- --------------------- --------------------- --------------------- --------------------
Applicable Commitment Fee        0.10%               0.125%                0.175%                0.25%                 0.25%
Rate
--------------------------- ----------------- --------------------- --------------------- --------------------- --------------------




         For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

         "Level I Status" exists at any date if, on such date, the Borrower's Moody's Rating is Baa1 or better or the Borrower's S&P Rating is BBB+ or better.

         "Level II Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status and (ii) the Borrower's Moody's Rating is Baa2 or better or the Borrower's S&P Rating is BBB or better.

         "Level III Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Borrower's Moody's Rating is Baa3 or better or the Borrower's S&P Rating is BBB-or better.

         "Level IV Status" exists at any date if, on such date (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and
(ii) the Borrower's Moody's Rating is Ba1 or better or the Borrower's S&P Rating is BB+ or better.

         "Level V Status" exists at any date if, on such date, the Borrower has not qualified for Level I Status, Level II Status, Level III Status, or Level IV Status.

         "Moody's Rating" means, at any time, the rating issued by Moody's Investors Service, Inc. and then in effect with respect to the Borrower's senior unsecured long-term debt securities without third-party credit enhancement.

         "S&P Rating" means, at any time, the rating issued by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. and then in effect with respect to the Borrower's senior unsecured long-term debt securities without third-party credit enhancement.

         "Status" means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

         The Applicable Margin and Applicable Commitment Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as determined from its then-current Moody's and S&P Ratings. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Borrower has no Moody's Rating or no S&P Rating, Level V Status shall exist, PROVIDED that if either S&P or Moody's shall no longer provide debt ratings for companies in the Borrower's industry generally, the Borrower may substitute for either such rating organization another nationally recognized statistical rating organization, the corresponding ratings of which shall be used to determine the Borrower's Status. If the Borrower is split-rated and the ratings differential is one level, the higher rating will apply. If the Borrower is split-rated and the ratings differential is two levels, the intermediate rating at the midpoint will apply. If the Borrower is split-rated and the ratings differential is more than two levels, the rating that is one level above the lowest rating will apply.

                                   SCHEDULE II

                               [SCHEDULE OMITTED]

                                  SCHEDULE III
                               LIST OF GUARANTORS
             364-DAY CREDIT AGREEMENT DATED AS OF DECEMBER 21, 1998

                  NAME OF GUARANTOR                                             JURISDICTION OF      PERCENTAGE OF
                  -----------------                                             ---------------      -------------
                                                                                INCORPORATION        OWNERSHIP(1)
                                                                                -------------        ------------
1.       AAHS ACQUISITION CORP.                                                    DELAWARE              100%
1.       ACCU-MED SERVICES, CORP.                                                  DELAWARE              100%
1.       ACP ACQUISITION CORP.                                                     DELAWARE              100%
1.       AMC-NEW YORK, INC.                                                        DELAWARE              100%(2)
1.       AMC REGIONAL HOLDINGS, INC.                                               DELAWARE              100%(3)
1.       AMC TENNESSEE, INC.                                                       DELAWARE              100%(4)
1.       AMERICAN MEDSERVE CORPORATION                                             DELAWARE              100%(5)
1.       ANDERSON MEDICAL SERVICES, INC.                                           DELAWARE              100%
1.       APEX LONG TERM CARE PHARMACY, INC.                                        DELAWARE              100%
1.       BADGER ACQUISITION LLC                                                    DELAWARE              100%
1.       BADGER ACQUISITION OF WASHINGTON LLC                                      DELAWARE              100%
1.       BADGER ACQUISITION OF MINNESOTA LLC                                       DELAWARE              100%
1.       BADGER ACQUISITION OF WISCONSIN LLC                                       DELAWARE              100%
1.       BADGER ACQUISITION OF INDIANA LLC                                         DELAWARE              100%
1.       BADGER ACQUISITION OF KENTUCKY LLC                                        DELAWARE              100%
1.       BADGER ACQUISITION OF MICHIGAN LLC                                        DELAWARE              100%
1.       BADGER ACQUISITION OF ORLANDO LLC                                         DELAWARE              100%
1.       BADGER ACQUISITION OF TAMPA LLC                                           DELAWARE              100%
1.       BADGER ACQUISITION OF BROOKSVILLE LLC                                     DELAWARE              100%
1.       BADGER ACQUISITION OF PITTSBURGH LLC                                      DELAWARE              100%
1.       BADGER ACQUISITION OF ALLENTOWN LLC                                       DELAWARE              100%
1.       BADGER ACQUISITION OF OHIO LLC                                            DELAWARE              100%
1.       BADGER ACQUISITION OF TEXAS LLC                                           DELAWARE              100%
1.       BEEBER PHARMACIES, INC.                                                   OHIO                  100%
1.       BPNY ACQUISITION CORP.                                                    DELAWARE              100%
1.       BPTX ACQUISITION CORP.                                                    DELAWARE              100%


-----------------

           1 Unless otherwise noted, percentage of ownership refers to the percentage owned by Omnicare Holding Company.
           2 AMC Regional Holdings, Inc.
           3 American Medserve Corporation
           4 AMC Regional Holdings, Inc.
           5 Omnicare, Inc.

                  NAME OF GUARANTOR                                               JURISDICTION OF    PERCENTAGE OF
                  -----------------                                               ---------------    -------------
                                                                                   INCORPORATION       OWNERSHIP
                                                                                   -------------       ---------
1.       CAMPO'S MEDICAL PHARMACY, INC.                                               LOUISIANA         100%(6)
1.       CARE PHARMACEUTICAL SERVICES, INC.                                           DELAWARE          100%
1.       CP ACQUISITION CORP.                                                         DELAWARE          100%
1.       CHP ACQUISITION CORP.                                                        DELAWARE          100%
1.       CIP ACQUISITION CORP                                                         DELAWARE          100%
1.       CTLP ACQUISITION CORP.                                                       DELAWARE          100%
1.       CMD ACQUISITION CORP.                                                        DELAWARE          100%
1.       COMPSCRIPT, INC.                                                             FLORIDA           100%(7)
1.       COMPSCRIPT-BOCA, INC.                                                        FLORIDA           100%(8)
1.       COMPSCRIPT-MOBILE, INC.                                                      DELAWARE          100%(9)
1.       CONSULTING AND PHARMACEUTICAL
                  SERVICES, INC.                                                      DELAWARE          100%
1.       COROMED, INC.                                                                DELAWARE          100%(10)
1.       CMCP ACQUISITION  LLC                                                        DELAWARE          100%
1.       D&R PHARMACEUTICAL SERVICES, INC.                                            KENTUCKY          100%
1.       DATASCRIPT CORP.                                                             DELAWARE          100%
1.       DIXON PHARMACY, INC.                                                         ILLINOIS          100%(11)
1.       DOWNEAST PHARMACY, INC.                                                      MAINE             100%
1.       DYNATRAN COMPUTER SYSTEMS, INC.                                              DELAWARE          100%
1.       EHIS ACQUISITION CORP.                                                       DELAWARE          100%
1.       ELECTRA ACQUISITION CORP.                                                    DELAWARE          100%
1.       ENLOE DRUGS, INC.                                                            DELAWARE          100%
1.       EVERGREEN PHARMACEUTICAL, INC.                                               WASHINGTON        100%(12)
1.       EVERGREEN PHARMACEUTICAL EAST, INC.                                          WASHINGTON        100%(13)
1.       EVERGREEN PHARMACEUTICAL SUPPLY, INC.                                        WASHINGTON        100%(14)
1.       EVERGREEN SPOKANE, INC.                                                      WASHINGTON        100%(15)
1.       FREED'S PHARMACY, INC.                                                       DELAWARE          100%


                  NAME OF GUARANTOR                                              JURISDICTION OF     PERCENTAGE OF
                  -----------------                                              ---------------     -------------
                                                                                  INCORPORATION        OWNERSHIP
                                                                                  -------------        ---------

1.       GATTI LTC SERVICES, INC.                                                  PENNSYLVANIA         100%(16)
1.       HCC MEDICAL SUPPLY, INC.                                                  PENNSYLVANIA         100%(17)
1.       HMIS, INC.                                                                DELAWARE             100%(18)
1.       HOME CARE PHARMACY, INC.                                                  DELAWARE             100%
1.       HOME PHARMACY SERVICES, INC.                                              MISSOURI             100%
1.       HOSPICE CARE OF OKLAHOMA, LLC                                             OKLAHOMA             50%/50%(19)

---------------------

           6 CompScript, Inc.

           7 Omnicare, Inc.

           8 CompScript, Inc.

           9 CompScript, Inc.

           10 Omnicare, Inc.

           11 AMC Regional Holdings, Inc.

           12 Omnicare, Inc.

           13 Omnicare, Inc.

           14 Evergreen Pharmaceutical, Inc.

           15 Evergreen Pharmaceutical, Inc.

           16 AMC Regional Holdings, Inc.

           17 Gatti LTC Services, Inc.

           18 AMC Regional Holdings, Inc.

           19 Hospice Acquisition One Corp. (50%) and Hospice Acquisition Two Corp. (50%), each of which is a

                                                                  (continued...)

                  NAME OF GUARANTOR                                               JURISDICTION OF    PERCENTAGE OF
                  -----------------                                               ---------------    -------------
                                                                                   INCORPORATION       OWNERSHIP
                                                                                   -------------       ---------
1.       HOSPICE OF THE HEARTLAND, LLC                                             OKLAHOMA             50%/50%(20)
1.       HOWARD'S PHARMACY, INC.                                                   OHIO                 100%
1.       HYTREE PHARMACY, INC.                                                     OHIO                 100%(21)
1.       I.V. SERVICES OF OKLAHOMA, INC.                                           OKLAHOMA             70%/30%(22)
1.       IBAH, INC.                                                                DELAWARE             100%(23)
1.       IBAH PHARMACEUTICS SERVICES, INC.                                         DELAWARE             100%(24)
1.       INTERLOCK PHARMACY SYSTEMS, INC.                                          MISSOURI             100%
1.       JHC ACQUISITION CORP.                                                     DELAWARE             100%
1.       KONSULT, INC.                                                             DELAWARE             100%
1.       LANGSAM HEALTH SERVICES, INC.                                             DELAWARE             100%
1.       LANGSAM MEDICAL PRODUCTS, INC.                                            DELAWARE             100%
1.       LAWRENCE MEDICAL SUPPLY, INC.                                             DELAWARE             100%
1.       LPI ACQUISITION CORP.                                                     DELAWARE             100%
1.       LO-MED PRESCRIPTION SERVICES, INC.                                        OHIO                 100%(25)
1.       MANAGED HEALTH CARE, INC.                                                 DELAWARE             100%
1.       MED WORLD ACQUISITION CORP.                                               DELAWARE             100%
1.       MEDICAL ARTS HEALTH CARE, INC.                                            GEORGIA              100%
1.       MEDICAL COMMUNICATIONS SOFTWARE, INC.                                     KANSAS               100%
1.       MEDICAL SERVICES CONSORTIUM, INC.                                         FLORIDA              100%(26)

1.       MOSI ACQUISITION CORP.                                                    DELAWARE             100%
1.       MSD ACQUISITION CORP.                                                     DELAWARE             100%
1.       NIHAN & MARTIN, INC.                                                      DELAWARE             100%(27)
1.       NIV ACQUISITION CORP.                                                     DELAWARE             100%
1.       NORTH SHORE PHARMACY SERVICES, INC.                                       DELAWARE             100%
1.       NORTHWEST PHARMACEUTICAL, INC.                                            DELAWARE             100%(28)
1.       OCR-RA ACQUISITION CORP.                                                  DELAWARE             100%
1.       OCR SERVICES CORPORATION                                                  DELAWARE             100%
1.       OKLAHOMA CONSULTING SERVICES, INC.                                        OKLAHOMA             100%
1.       OMNICARE MANAGEMENT COMPANY                                               DELAWARE             100%
1.       OMNICARE PHARMACY & SUPPLY, INC.                                          SOUTH DAKOTA         100%
1.       PBM-PLUS, INC.                                                            DELAWARE             100%(29)
1.       PHARMACON CORP.                                                           NEW YORK             100%
1.       PHARMACY ACQUISITION, INC.                                                DELAWARE             100%
1.       PHARMACY ASSOCIATES OF GLENS FALLS, INC.                                  NEW YORK             100%(30)
1.       PHARMED HOLDINGS, INC.                                                    DELAWARE             100%(31)
1.       PIP ACQUISITION CORP.                                                     CALIFORNIA           100%

---------------------
(...continued)

           wholly owned subsidiary of Omnicare Holding Company.

           20 Hospice Acquisition One Corp. (50%) and Hospice Acquisition Two Corp. (50%), each of which is a wholly owned subsidiary of Omnicare Holding Company.

           21 CompScript, Inc.

           22 Oklahoma Consulting Services, Inc. (70%) and Omnicare Holding Company (30%)

           23 Omnicare, Inc.

           24 IBAH, Inc.

           25 Omnicare, Inc.

           26 CompScript, Inc.

           27 AMC Regional Holdings, Inc.

           28 Evergreen Pharmaceutical, Inc.

           29 PBM Holding Co., a wholly owned subsidiary of Omnicare, Inc.

           30 AMC- New York, Inc.

           31 Sterling Healthcare Services, Inc.

1.       POMPTON NURSING HOME SUPPLIERS, INC.                                      DELAWARE             100%
1.       PRN PHARMACEUTICAL SERVICES, INC.                                         DELAWARE             100%
1.       PROFESSIONAL PHARMACY GROUP, INC.                                         OKLAHOMA             100%(32)
1.       ROBBY ACQUISITION CORP.                                                   DELAWARE             100%
1.       ROESCHEN'S HEALTHCARE CORP.                                               WISCONSIN            100%
1.       RDSI ACQUISITION CORP.                                                    DELAWARE             100%
1.       SA ACQUISITION CORP.                                                      DELAWARE             100%
1.       SALTD ACQUISITION CORP.                                                   NEW YORK             100%
1.       SC ACQUISITION CORP.                                                      DELAWARE             100%
1.       SHORE PHARMACEUTICAL PROVIDERS, INC.                                      DELAWARE             100%
1.       SPECIALIZED PATIENT CARE SERVICES, INC.                                   ALABAMA              100%(33)
1.       SPECIALIZED PHARMACY SERVICES, INC.                                       MICHIGAN             100%
1.       SCP ACQUISITION CORP.                                                     DELAWARE             100%
1.       SRMS ACQUISITION LLC                                                      DELAWARE             100%

1.       STERLING HEALTH CARE SERVICES, INC.                                       DELAWARE             100%(34)
1.       SUPERIOR CARE PHARMACY, INC.                                              DELAWARE             100%
1.       TCPI ACQUISITION CORP.                                                    DELAWARE             100%
1.       THG ACQUISITION CORP.                                                     DELAWARE             100%
1.       THREE FORKS APOTHECARY, INC.                                              KENTUCKY             100%
1.       UC ACQUISITION CORP.                                                      DELAWARE             100%
1.       UNITED HEALTH CARE, INC.                                                  OKLAHOMA             100%
1.       UNITED HEALTH REFERRAL, INC.                                              OKLAHOMA             100%
1.       UNITED SKIN THERAPEUTICS, INC.                                            OKLAHOMA             100%
1.       VALUE HEALTHCARE SERVICES, INC.                                           DELAWARE             100%
1.       VALUE PHARMACY, INC.                                                      MASSACHUSETTS        100%
1.       VITAL CARE INFUSIONS, INC.                                                NEW YORK             100%
1.       WEBER MEDICAL SYSTEMS, INC.                                               DELAWARE             100%
1.       WESTHAVEN SERVICES CO.                                                    OHIO                 100%
1.       WEST-VAL CARE, INC.                                                       DELAWARE             100%
1.       WILLIAMSON DRUG COMPANY, INCORPORATED                                     VIRGINIA             100%(35)
1.       WINSLOW'S PHARMACY                                                        NEW JERSEY           100%

-------------------

           32 AMC Regional Holdings, Inc.

           33 AMC Regional Holdings, Inc.

           34 AMC Regional Holdings, Inc.

           35 AMC Regional Holdings, Inc.

                                    EXHIBIT A


                                  FORM OF NOTE

                                     [DATE]

                  OMNICARE, INC., A DELAWARE CORPORATION (THE "BORROWER"), PROMISES TO PAY TO THE ORDER OF ____________________ (THE "LENDER") THE AGGREGATE UNPAID PRINCIPAL AMOUNT OF ALL LOANS MADE BY THE LENDER TO THE BORROWER PURSUANT TO ARTICLE II OF THE CREDIT AGREEMENT HEREINAFTER REFERRED TO (AS THE SAME MAY BE AMENDED OR MODIFIED, THE "AGREEMENT"; CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED HEREIN ARE USED WITH THE MEANINGS ATTRIBUTED TO THEM IN THE AGREEMENT), IN IMMEDIATELY AVAILABLE FUNDS ON THE DATES AND AT THE OFFICES OF THE FIRST NATIONAL BANK OF CHICAGO, AS AGENT, SPECIFIED IN THE AGREEMENT, TOGETHER WITH INTEREST ON THE UNPAID PRINCIPAL AMOUNT HEREOF AT THE RATES AND ON THE DATES DETERMINED IN ACCORDANCE WITH THE AGREEMENT. THE BORROWER SHALL PAY THE PRINCIPAL OF AND ACCRUED AND UNPAID INTEREST ON THE LOANS IN FULL ON THE REVOLVING CREDIT TERMINATION DATE, UNLESS THE TERM LOAN OPTION HAS BEEN SELECTED, IN WHICH CASE SUCH PAYMENTS SHALL BE MADE IN FULL ON THE FACILITY TERMINATION DATE.

                  THE LENDER SHALL, AND IS HEREBY AUTHORIZED TO, RECORD ON THE SCHEDULE ATTACHED HERETO, OR TO OTHERWISE RECORD IN ACCORDANCE WITH ITS USUAL PRACTICE, THE DATE AND AMOUNT OF EACH LOAN AND THE DATE AND AMOUNT OF EACH PRINCIPAL PAYMENT HEREUNDER.

                  THIS NOTE IS ONE OF THE NOTES ISSUED PURSUANT TO, AND IS ENTITLED TO THE BENEFITS OF, THE 364-DAY CREDIT AGREEMENT, DATED AS OF DECEMBER 21, 1998, AMONG THE BORROWER, THE FIRST NATIONAL BANK OF CHICAGO, AS AGENT, AND THE LENDERS PARTIES THERETO, INCLUDING THE LENDER, TO WHICH AGREEMENT, AS IT MAY BE AMENDED FROM TIME TO TIME, REFERENCE IS HEREBY MADE FOR A STATEMENT OF THE TERMS AND CONDITIONS GOVERNING THIS NOTE, INCLUDING THE TERMS AND CONDITIONS UNDER WHICH THIS NOTE MAY BE PREPAID OR ITS MATURITY DATE ACCELERATED. THE AGREEMENT, AMONG OTHER THINGS, PROVIDES FOR THE MAKING OF "LOANS" BY THE LENDER TO THE BORROWER FROM TIME TO TIME IN AN AGGREGATE AMOUNT NOT TO EXCEED AT ANY TIME OUTSTANDING THE LENDER'S COMMITMENT, EXCEPT AS OTHERWISE CONTEMPLATED IN THE AGREEMENT.

                  THE BORROWER HEREBY WAIVES PRESENTMENT, DEMAND, PROTEST AND NOTICE OF ANY KIND. NO FAILURE TO EXERCISE, AND NO DELAY IN EXERCISING, ANY RIGHTS HEREUNDER ON THE PART OF THE HOLDER HEREOF SHALL OPERATE AS A WAIVER OF SUCH RIGHTS.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, UNITED STATES.



     OMNICARE, INC.




     BY:

     NAME:

     TITLE:

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                             NOTE OF OMNICARE, INC.,
                             DATED DECEMBER 21, 1998


                           PRINCIPAL                  MATURITY
                           AMOUNT OF                 OF INTEREST                 PRINCIPAL                UNPAID
DATE                         LOAN                      PERIOD                   AMOUNT PAID               BALANCE
----                         ----                      ------                   -----------               -------



                                    EXHIBIT B


                                DECEMBER 21, 1998



TO THE LENDERS AND THE AGENT
     REFERRED TO HEREIN

     REFERRED TO BELOW
C/O THE FIRST NATIONAL BANK OF CHICAGO
ONE FIRST NATIONAL PLAZA
CHICAGO, ILLINOIS 60670

LADIES AND GENTLEMEN:

         WE HAVE ACTED AS COUNSEL TO OMNICARE, INC. (THE "COMPANY") AND THE ENTITIES LISTED ON SCHEDULE 1 HERETO (THE "GUARANTORS") IN CONNECTION WITH THE 364-DAY CREDIT AGREEMENT DATED AS OF DECEMBER 21, 1998 (THE "CREDIT AGREEMENT") AMONG THE COMPANY, THE LENDERS LISTED ON THE SIGNATURE PAGES THEREOF (THE "LENDERS") AND THE FIRST NATIONAL BANK OF CHICAGO, AS AGENT. THIS OPINION IS FURNISHED TO YOU PURSUANT TO SECTION 4.1(e) OF THE CREDIT AGREEMENT. CAPITALIZED TERMS USED IN THIS OPINION, AND NOT OTHERWISE DEFINED HEREIN, SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE CREDIT AGREEMENT.

         IN CONNECTION WITH THIS OPINION, WE HAVE REVIEWED THE CREDIT AGREEMENT AND THE DOCUMENTS CONTEMPLATED BY THE CREDIT AGREEMENT TO BE EXECUTED AND DELIVERED BY THE COMPANY AND THE GUARANTORS, INCLUDING THE NOTES AND THE GUARANTY AND CONTRIBUTION AGREEMENT ENTERED INTO BY EACH OF THE GUARANTORS (COLLECTIVELY, WITH THE CREDIT AGREEMENT, HEREIN REFERRED TO AS THE "LOAN DOCUMENTS"). THE COMPANY AND THE GUARANTORS ARE HEREINAFTER COLLECTIVELY REFERRED TO AS THE "CORPORATIONS." IN ADDITION, WE HAVE MADE SUCH INVESTIGATIONS OF LAW AS WE HAVE DEEMED APPROPRIATE AS A BASIS FOR THE OPINIONS EXPRESSED BELOW.

         IN RENDERING SUCH OPINIONS WE HAVE ASSUMED (I) THE GENUINENESS OF ALL SIGNATURES (OTHER THAN THOSE ON BEHALF OF EACH CORPORATION), (II) THE AUTHENTICITY OF ALL DOCUMENTS SUBMITTED TO US AS ORIGINALS AND THE CONFORMITY TO THE ORIGINALS OF ALL DOCUMENTS SUBMITTED TO US AS CERTIFIED OR PHOTOSTATIC COPIES, (III) THE DUE ORGANIZATION AND VALID EXISTENCE OF EACH OF THE LENDERS AND THE AGENT, AND THE DUE AUTHORIZATION, EXECUTION AND DELIVERY BY EACH OF THE LENDERS AND THE AGENT, AND THE LEGAL RIGHT OF EACH OF THE LENDERS AND THE AGENT TO PERFORM ITS OBLIGATIONS UNDER, THE LOAN DOCUMENTS TO WHICH EACH IS A PARTY AND (IV) THE ACCURACY AS TO FACTUAL MATTERS OF THE REPRESENTATIONS AND WARRANTIES CONTAINED IN OR MADE PURSUANT TO THE CREDIT AGREEMENT.

         THE OPINION EXPRESSED BELOW AS TO THE CHOICE OF ILLINOIS LAW IS SUBJECT TO THE CONDITION THAT THE APPLICATION OF ILLINOIS LAW WOULD NOT BE CONTRARY TO THE FUNDAMENTAL POLICY OF A JURISDICTION OTHER THAN THE STATE OF OHIO (THE LAWS OF WHICH OTHER JURISDICTION WOULD BE THE APPLICABLE LAW BUT FOR THE CHOICE OF THE LAWS OF THE STATE OF ILLINOIS) HAVING A GREATER MATERIAL INTEREST IN THE ISSUE THAN THE STATE OF ILLINOIS.

         WE ARE MEMBERS OF THE BAR OF THE STATE OF OHIO, AND WE EXPRESS NO OPINION AS TO MATTERS GOVERNED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE FEDERAL LAW OF THE UNITED STATES, THE LAWS OF THE STATE OF OHIO AND, AS TO THE OPINION EXPRESSED IN NUMBERED PARAGRAPHS 1, 2 AND 3 BELOW, THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE. THE OPINION IN NUMBERED PARAGRAPH 1 WITH RESPECT TO THE INCORPORATION OF ANY CORPORATION UNDER THE LAWS OF ANY JURISDICTION OTHER THAN OHIO OR DELAWARE AND WITH RESPECT TO THE FOREIGN CORPORATION QUALIFICATION OR LICENSING OF ANY CORPORATION UNDER ANY JURISDICTION IS BASED SOLELY UPON OUR REVIEW OF GOOD STANDING OR FOREIGN QUALIFICATION (AS APPROPRIATE) CERTIFICATES FROM THE NECESSARY JURISDICTIONS.

THOMPSON HINE & FLORY LLP

To the Lenders and the Agent
     referred to herein                                                  Page 2



         BASED UPON THE FOREGOING AND SUBJECT TO THE FURTHER ASSUMPTIONS AND QUALIFICATIONS SET FORTH HEREIN, WE ARE OF THE OPINION THAT:


         1. EACH OF THE CORPORATIONS IS A CORPORATION OR LIMITED LIABILITY COMPANY, AS THE CASE MAY BE DULY ORGANIZED, VALIDLY EXISTING AND IN GOOD STANDING UNDER THE LAWS OF ITS JURISDICTION OF INCORPORATION AND HAS ALL REQUISITE CORPORATE POWER AND AUTHORITY TO OWN ITS PROPERTY AND ASSETS AND TO CARRY ON ITS BUSINESS AS NOW BEING CONDUCTED. THE COMPANY AND, TO THE BEST OF OUR KNOWLEDGE EACH OF THE GUARANTORS IS DULY QUALIFIED OR LICENSED TO DO BUSINESS AS A FOREIGN CORPORATION, AND IS IN GOOD STANDING IN EACH JURISDICTION WHEREIN BY REASON OF THE NATURE OF ITS ACTIVITIES AND/OR THE PROPERTIES OWNED OR LEASED BY IT, SUCH QUALIFICATION OR LICENSING IS NECESSARY, EXCEPT WHERE THE FAILURE TO BE SO QUALIFIED OR LICENSED DOES NOT HAVE A MATERIAL ADVERSE AFFECT UPON ALL OF THE CORPORATIONS AND THEIR SUBSIDIARIES, TAKEN AS A WHOLE.

         2. THE EXECUTION, DELIVERY AND PERFORMANCE BY THE CORPORATIONS OF THE LOAN DOCUMENTS TO WHICH THEY ARE PARTIES ARE WITHIN THEIR RESPECTIVE CORPORATE POWERS, HAVE BEEN DULY AUTHORIZED AND, TO THE BEST OF OUR KNOWLEDGE, ARE NOT IN CONTRAVENTION OF THE TERMS OF THEIR RESPECTIVE ARTICLES OR CERTIFICATES OF INCORPORATION OR BY-LAWS.

         3. EACH OF THE LOAN DOCUMENTS TO WHICH THE CORPORATIONS ARE PARTIES HAVE BEEN DULY EXECUTED AND DELIVERED BY THEM BY THEIR RESPECTIVE DULY AUTHORIZED OFFICERS.

         4. ASSUMING THAT SUCH PROVISIONS ARE LEGAL, VALID, AND BINDING UNDER THE LAWS OF ILLINOIS, THE PROVISIONS OF THE LOAN DOCUMENTS PROVIDING THAT SUCH DOCUMENTS ARE GOVERNED BY ILLINOIS LAW SHOULD BE RESPECTED BY COURTS OF THE STATE OF OHIO, AND, ACCORDINGLY, ILLINOIS LAW SHOULD BE APPLIED BY THE COURTS OF THE STATE OF OHIO SO LONG AS THE PROVISIONS OF ILLINOIS LAW SOUGHT TO BE ENFORCED ARE NOT INCONSISTENT WITH PUBLIC POLICY, AS SUCH TERM IS INTERPRETED UNDER THE LAWS OF OHIO, IF ENFORCEMENT OF THE LOAN DOCUMENTS IS CONSIDERED BY SUCH COURTS. IN THE EVENT COURTS IN THE STATE OF OHIO OR FEDERAL COURTS WERE TO APPLY OHIO LAW AS THE GOVERNING LAW, EACH LOAN DOCUMENT WOULD CONSTITUTE THE LEGAL, VALID AND BINDING OBLIGATION OF EACH CORPORATION WHICH IS A PARTY THERETO, ENFORCEABLE AGAINST SUCH CORPORATION IN ACCORDANCE WITH ITS TERMS, SUBJECT TO THE QUALIFICATIONS EXPRESSED BELOW.

         5. TO THE BEST OF OUR KNOWLEDGE, THE EXECUTION, DELIVERY AND PERFORMANCE BY EACH CORPORATION OF THE LOAN DOCUMENTS TO WHICH IT IS A PARTY WILL NOT (a) VIOLATE OR RESULT IN A BREACH OF THE PROVISIONS OF, OR CONSTITUTE A DEFAULT UNDER, ANY CONTRACT TO WHICH EACH SUCH CORPORATION IS A PARTY, EXCEPT FOR ANY SUCH BREACH OR DEFAULT WHICH IS NOT LIKELY TO RESULT IN ANY MATERIAL ADVERTISE CHANGE IN THE BUSINESS, OPERATIONS, CONDITION (FINANCIAL OR OTHERWISE) , PROPERTIES OR ASSETS OF ALL OF THE CORPORATIONS AND THEIR SUBSIDIARIES, TAKEN AS A WHOLE, OR (b) CONFLICT WITH OR RESULT IN THE BREACH OF ANY COURT DECREE OR ORDER OF ANY GOVERNMENTAL BODY BINDING UPON EACH SUCH CORPORATION.

         THE OPINIONS EXPRESSED HEREIN ARE SUBJECT TO THE FOLLOWING
QUALIFICATIONS:

         A. THE ENFORCEABILITY OF THE LOAN DOCUMENTS MAY BE LIMITED BY APPLICABLE BANKRUPTCY, INSOLVENCY, REORGANIZATION, FRAUDULENT TRANSFER, MORATORIUM, REARRANGEMENT, LIQUIDATION, CONSERVATORSHIP OR OTHER LAWS AFFECTING CREDITORS, RIGHTS GENERALLY, INCLUDING COURT DECISIONS INTERPRETING SUCH LAWS, STATUTES OF LIMITATIONS AND PERSONAL JURISDICTION.

         B. THE ENFORCEABILITY OF THE LOAN DOCUMENTS AND THE AVAILABILITY OF SPECIFIC PERFORMANCE, INJUNCTIVE RELIEF, AND OTHER FORMS OF EQUITABLE RELIEF ARE SUBJECT TO PRINCIPLES OF EQUITY (REGARDLESS OF WHETHER SUCH ENFORCEABILITY


                                       2
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THOMPSON HINE & FLORY LLP

To the Lenders and the Agent
     referred to herein                                                 Page 3


IS CONSIDERED IN A PROCEEDING IN EQUITY OR AT LAW), COMMERCIAL REASONABLENESS AND CONSCIONABILITY, UNDER WHICH A COURT MIGHT, AMONG OTHER THINGS., DECLINE TO PERMIT ACCELERATION OF INDEBTEDNESS OR DEMAND FOR PAYMENT WITH RESPECT TO BREACH OF A COVENANT DEEMED NOT MATERIAL BY THE COURT, OR REQUIRE THE LENDERS AND/OR THE AGENT TO ACT WITH REASONABLENESS AND GOOD FAITH.

         C. CERTAIN RIGHTS OR REMEDIES UNDER THE LOAN DOCUMENTS MAY BE LIMITED BY, OR UNAVAILABLE UNDER, THE LAWS OF THE STATE OF OHIO. HOWEVER, NONE OF SUCH LIMITATIONS OR AVAILABILITY, SINGLY OR IN THE AGGREGATE, SHOULD MATERIALLY INTERFERE WITH THE PRACTICAL REALIZATION OF THE LEGAL RIGHTS AND REMEDIES PROVIDED FOR BY THE LOAN DOCUMENTS.

         D. NO OPINION IS EXPRESSED WITH RESPECT TO THE ENFORCEABILITY OF ANY PROVISIONS OF THE LOAN DOCUMENTS THAT PURPORT TO REQUIRE PAYMENT OR REIMBURSEMENT OF ATTORNEYS' FEES OR LITIGATION EXPENSES OF ANOTHER PARTY.

         E. WITH REGARD TO THE ENFORCEABILITY OF EACH GUARANTY AND CONTRIBUTION AGREEMENT, WE HAVE ASSUMED, BUT EXPRESS NO OPINION AS TO, THE EXISTENCE OF ADEQUATE AND SUFFICIENT CONSIDERATION TO THE APPLICABLE GUARANTOR AND CO-OBLIGOR. NO OPINION IS EXPRESSED WITH RESPECT TO THE ENFORCEABILITY OF ANY PROVISIONS OF THE LOAN DOCUMENTS THAT PURPORT TO REQUIRE, OR WOULD HAVE THE EFFECT OF REQUIRING, ANY OF THE CORPORATIONS TO PAY, PURSUANT TO A GUARANTY OR CONTRIBUTION AGREEMENT, ANY AMOUNT IN EXCESS OF ITS ALLOCABLE AMOUNT (AS DEFINED IN THE CONTRIBUTION AGREEMENT) TO ANY OR ALL OF THE CREDITORS.

         F. NO OPINION IS EXPRESSED WITH RESPECT TO (I) SECTION 12.2 OF THE CREDIT AGREEMENT INSOFAR AS IT PROVIDES THAT ANY ENTITY PURCHASING A PARTICIPATION FROM A LENDER PURSUANT THERETO MAY EXERCISE SET-OFF OR SIMILAR RIGHTS WITH RESPECT TO SUCH PARTICIPATION, (II) SECTION 11.1 OF THE CREDIT AGREEMENT INSOFAR AS IT AUTHORIZES EACH LENDER TO SET OFF AND APPLY ANY DEPOSITS AT ANY TIME HELD, AGAINST ANY OTHER INDEBTEDNESS AT ANY TIME OWING, BY SUCH LENDER TO OR ON ACCOUNT OF THE COMPANY, AND (III) THE EFFECT OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO WHEREIN ANY LENDER MAY BE LOCATED OR WHEREIN ENFORCEMENT OF THE LOAN DOCUMENTS MAY BE SOUGHT THAT LIMITS THE RATES OF INTEREST LEGALLY CHARGEABLE OR COLLECTIBLE.

         G. AN OPINION EXPRESSED "TO THE BEST OF OUR KNOWLEDGE", IS BASED SOLELY UPON THE CURRENT ACTUAL KNOWLEDGE OF THOSE LAWYERS OF THE FIRM ACTIVELY ENGAGED IN REPRESENTING THE COMPANY IN CURRENT MATTERS AND OUR INQUIRY OF OFFICERS, INCLUDING THE CHIEF FINANCIAL OFFICER, OF THE COMPANY.

         THIS OPINION IS PROVIDED AS A LEGAL OPINION ONLY, AND NO OPINIONS MAY BE INFERRED OR IMPLIED BEYOND THE MATTERS EXPRESSLY STATED HEREIN. THIS OPINION IS SOLELY FOR THE BENEFIT OF THE AGENT AND THE BANKS (AND THEIR PERMITTED ASSIGNEES) AND MAY NOT BE RELIED UPON IN ANY MANNER FOR ANY PURPOSE BY ANY OTHER PERSON OR ENTITY WITHOUT OUR PRIOR WRITTEN CONSENT. THIS OPINION SPEAKS AS OF ITS DATE ONLY, AND WE DISCLAIM ANY UNDERTAKING OR OBLIGATION TO ADVISE YOU OF CHANGES THAT HEREAFTER MAY BE BROUGHT TO OUR ATTENTION.


                                             VERY TRULY YOURS,



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THOMPSON HINE & FLORY LLP

To the Lenders and the Agent
     referred to herein                                                 Page 4


                                          THOMPSON HINE & FLORY LLP

THOMPSON HINE & FLORY LLP

To the Lenders and the Agent
     referred to herein                                                 Page 5



                                    EXHIBIT C


                         FORM OF COMPLIANCE CERTIFICATE


TO:      THE LENDERS PARTIES TO THE
         CREDIT AGREEMENT DESCRIBED BELOW


                  THIS COMPLIANCE CERTIFICATE IS FURNISHED PURSUANT TO THAT CERTAIN 364-DAY CREDIT AGREEMENT DATED AS OF DECEMBER 21, 1998 (AS AMENDED, MODIFIED, RENEWED OR EXTENDED FROM TIME TO TIME, THE "AGREEMENT") AMONG OMNICARE, INC. (THE "BORROWER"), THE LENDERS PARTY THERETO AND THE FIRST NATIONAL BANK OF CHICAGO, AS CONTRACTUAL REPRESENTATIVE (THE "AGENT") FOR THE LENDERS. UNLESS OTHERWISE DEFINED HEREIN, CAPITALIZED TERMS USED IN THIS COMPLIANCE CERTIFICATE HAVE THE MEANINGS ASCRIBED THERETO IN THE AGREEMENT.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

                  1. I AM THE DULY ELECTED __________________ OF THE BORROWER AND THE CHIEF FINANCIAL OFFICER;

                  2. I HAVE REVIEWED THE TERMS OF THE AGREEMENT AND I HAVE MADE, OR HAVE CAUSED TO BE MADE UNDER MY SUPERVISION, A DETAILED REVIEW OF THE TRANSACTIONS AND CONDITIONS OF THE BORROWER AND ITS SUBSIDIARIES DURING THE ACCOUNTING PERIOD COVERED BY THE ATTACHED FINANCIAL STATEMENTS;

                  3. THE EXAMINATIONS DESCRIBED IN PARAGRAPH 2 DID NOT DISCLOSE, AND I HAVE NO KNOWLEDGE OF, THE EXISTENCE OF ANY CONDITION OR EVENT WHICH CONSTITUTES A DEFAULT OR UNMATURED DEFAULT DURING OR AT THE END OF THE ACCOUNTING PERIOD COVERED BY THE ATTACHED FINANCIAL STATEMENTS OR AS OF THE DATE OF THIS CERTIFICATE, EXCEPT AS SET FORTH BELOW; AND

                  4. SCHEDULE I ATTACHED HERETO SETS FORTH FINANCIAL DATA AND COMPUTATIONS EVIDENCING THE BORROWER'S COMPLIANCE WITH CERTAIN COVENANTS OF THE AGREEMENT, ALL OF WHICH DATA AND COMPUTATIONS ARE TRUE, COMPLETE AND CORRECT.

                  DESCRIBED BELOW ARE THE EXCEPTIONS, IF ANY, TO PARAGRAPH 3 BY LISTING, IN DETAIL, THE NATURE OF THE CONDITION OR EVENT, THE PERIOD DURING WHICH IT HAS EXISTED AND THE ACTION WHICH THE BORROWER HAS TAKEN, IS TAKING, OR PROPOSES TO TAKE WITH RESPECT TO EACH SUCH CONDITION OR EVENT:

THOMPSON HINE & FLORY LLP

To the Lenders and the Agent
     referred to herein                                                 Page 6





-----------------------------------------------------------------

-----------------------------------------------------------------

                  THE FOREGOING CERTIFICATIONS, TOGETHER WITH THE COMPUTATIONS SET FORTH IN SCHEDULE I HERETO AND THE FINANCIAL STATEMENTS DELIVERED WITH THIS CERTIFICATE IN SUPPORT HEREOF, ARE MADE AND DELIVERED THIS _____ DAY OF __________, ____.


                                     --------------------------------



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THOMPSON HINE & FLORY LLP

To the Lenders and the Agent
     referred to herein                                                 Page 7


                   SAMPLE SCHEDULE I TO COMPLIANCE CERTIFICATE

                SCHEDULE OF COMPLIANCE AS OF _______________ WITH
                              PROVISIONS OF ____ AND ___ OF
                                  THE AGREEMENT

                                    EXHIBIT D


                          FORM OF ASSIGNMENT AGREEMENT


                  THIS ASSIGNMENT AGREEMENT (THIS "ASSIGNMENT AGREEMENT") BETWEEN _______________ (THE "ASSIGNOR") AND ______________ (THE "ASSIGNEE") IS
DATED AS OF _________, 19___. THE PARTIES HERETO AGREE AS FOLLOWS:


                  1. PRELIMINARY STATEMENT. THE ASSIGNOR IS A PARTY TO A 364-DAY CREDIT AGREEMENT (WHICH, AS IT MAY BE AMENDED, MODIFIED, RENEWED OR EXTENDED FROM TIME TO TIME IS HEREIN CALLED THE "CREDIT AGREEMENT") DESCRIBED IN ITEM 1 OF SCHEDULE 1 ATTACHED HERETO ("SCHEDULE 1"). CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS ATTRIBUTED TO THEM IN THE CREDIT AGREEMENT.

                  2. ASSIGNMENT AND ASSUMPTION. THE ASSIGNOR HEREBY SELLS AND ASSIGNS TO THE ASSIGNEE, AND THE ASSIGNEE HEREBY PURCHASES AND ASSUMES FROM THE ASSIGNOR, AN INTEREST IN AND TO THE ASSIGNOR'S RIGHTS AND OBLIGATIONS UNDER THE CREDIT AGREEMENT SUCH THAT AFTER GIVING EFFECT TO SUCH ASSIGNMENT THE ASSIGNEE SHALL HAVE PURCHASED PURSUANT TO THIS ASSIGNMENT AGREEMENT THE PERCENTAGE INTEREST SPECIFIED IN ITEM 3 OF SCHEDULE 1 OF ALL OUTSTANDING RIGHTS AND OBLIGATIONS UNDER THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS. THE AGGREGATE COMMITMENT (OR LOANS, IF THE APPLICABLE COMMITMENT HAS BEEN TERMINATED) PURCHASED BY THE ASSIGNEE HEREUNDER IS SET FORTH IN ITEM 4 OF
SCHEDULE 1.

                  3. EFFECTIVE DATE. THE EFFECTIVE DATE OF THIS ASSIGNMENT AGREEMENT (THE "EFFECTIVE DATE") SHALL BE THE LATER OF (I) THE DATE SPECIFIED IN
ITEM 5 OF SCHEDULE 1 OR (II) TWO BUSINESS DAYS (OR SUCH SHORTER PERIOD AGREED TO BY THE AGENT) AFTER A NOTICE OF ASSIGNMENT SUBSTANTIALLY IN THE FORM OF EXHIBIT H ATTACHED HERETO, TOGETHER WITH ANY CONSENTS AND FEES REQUIRED BY SECTIONS
12.3.1 AND 12.3.2 OF THE CREDIT AGREEMENT, HAS BEEN DELIVERED TO THE AGENT. IN NO EVENT WILL THE EFFECTIVE DATE OCCUR IF THE PAYMENTS REQUIRED TO BE MADE BY THE ASSIGNEE TO THE ASSIGNOR ON THE EFFECTIVE DATE UNDER SECTIONS 4 AND 5 HEREOF ARE NOT MADE ON THE PROPOSED EFFECTIVE DATE. THE ASSIGNOR WILL NOTIFY THE ASSIGNEE OF THE PROPOSED EFFECTIVE DATE NO LATER THAN THE BUSINESS DAY PRIOR TO THE PROPOSED EFFECTIVE DATE. AS OF THE EFFECTIVE DATE, (a) THE ASSIGNEE SHALL HAVE THE RIGHTS AND OBLIGATIONS OF A LENDER UNDER THE LOAN DOCUMENTS WITH RESPECT TO THE RIGHTS AND OBLIGATIONS ASSIGNED TO THE ASSIGNEE HEREUNDER AND (b) THE ASSIGNOR SHALL RELINQUISH ITS RIGHTS (OTHER THAN ITS RIGHTS PURSUANT TO SECTIONS 3.1, 3.2, 3.4, 3.5 AND 9.7) AND BE RELEASED FROM ITS CORRESPONDING OBLIGATIONS UNDER THE LOAN DOCUMENTS WITH RESPECT TO THE RIGHTS AND OBLIGATIONS ASSIGNED TO THE ASSIGNEE HEREUNDER.

                  4. PAYMENTS OBLIGATIONS. ON AND AFTER THE EFFECTIVE DATE, THE ASSIGNEE SHALL BE ENTITLED TO RECEIVE FROM THE AGENT ALL PAYMENTS OF PRINCIPAL, INTEREST AND FEES WITH RESPECT TO THE INTEREST ASSIGNED HEREBY. THE ASSIGNEE SHALL ADVANCE FUNDS DIRECTLY TO THE AGENT WITH RESPECT TO ALL LOANS MADE ON OR AFTER THE EFFECTIVE DATE WITH RESPECT TO THE INTEREST ASSIGNED HEREBY. [IN CONSIDERATION FOR THE SALE AND ASSIGNMENT OF LOANS HEREUNDER, (a) THE ASSIGNEE SHALL PAY THE ASSIGNOR, ON THE EFFECTIVE DATE, AN AMOUNT EQUAL TO THE PRINCIPAL AMOUNT OF THE PORTION OF ALL FLOATING RATE LOANS ASSIGNED TO THE ASSIGNEE HEREUNDER AND (b) WITH RESPECT TO EACH EURODOLLAR RATE LOAN MADE BY THE ASSIGNOR AND ASSIGNED TO THE ASSIGNEE HEREUNDER WHICH IS OUTSTANDING ON THE EFFECTIVE DATE, ON THE EARLIEST OF (I) THE LAST DAY OF THE INTEREST PERIOD THEREFOR, (II) SUCH EARLIER DATE AGREED TO BY THE ASSIGNOR AND THE ASSIGNEE AND (III) THE DATE ON WHICH ANY SUCH EURODOLLAR RATE LOAN EITHER BECOMES DUE (BY ACCELERATION OR OTHERWISE) OR IS PREPAID (SUCH EARLIEST DATE BEING HEREINAFTER REFERRED TO AS THE "PAYMENT DATE"), THE ASSIGNEE SHALL PAY THE ASSIGNOR AN AMOUNT EQUAL TO THE PRINCIPAL AMOUNT OF THE PORTION OF SUCH EURODOLLAR RATE LOAN ASSIGNED TO THE ASSIGNEE WHICH IS OUTSTANDING ON THE PAYMENT DATE. IF THE ASSIGNOR AND THE ASSIGNEE AGREE THAT THE PAYMENT DATE FOR SUCH EURODOLLAR RATE LOAN SHALL BE THE EFFECTIVE DATE, THEY SHALL AGREE ON THE INTEREST RATE APPLICABLE TO THE PORTION OF SUCH LOAN ASSIGNED HEREUNDER FOR THE PERIOD FROM THE EFFECTIVE DATE TO THE END OF THE EXISTING INTEREST PERIOD APPLICABLE TO SUCH EURODOLLAR RATE LOAN (THE "AGREED INTEREST RATE") AND ANY INTEREST RECEIVED BY THE ASSIGNEE IN EXCESS OF THE AGREED INTEREST RATE SHALL BE REMITTED TO THE ASSIGNOR. IN THE EVENT INTEREST FOR THE PERIOD FROM THE EFFECTIVE DATE TO BUT NOT INCLUDING THE PAYMENT DATE IS NOT PAID BY THE BORROWER WITH RESPECT TO ANY EURODOLLAR RATE LOAN SOLD BY THE ASSIGNOR TO THE ASSIGNEE HEREUNDER, THE ASSIGNEE SHALL PAY TO THE ASSIGNOR INTEREST FOR SUCH PERIOD ON THE PORTION OF SUCH EURODOLLAR RATE LOAN SOLD BY THE ASSIGNOR TO THE ASSIGNEE HEREUNDER AT THE APPLICABLE RATE PROVIDED BY THE CREDIT AGREEMENT. IN THE EVENT A PREPAYMENT OF ANY EURODOLLAR RATE LOAN WHICH IS EXISTING ON THE PAYMENT DATE


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To the Lenders and the Agent
     referred to herein                                                 Page 2



AND ASSIGNED BY THE ASSIGNOR TO THE ASSIGNEE HEREUNDER OCCURS AFTER THE PAYMENT DATE BUT BEFORE THE END OF THE INTEREST PERIOD APPLICABLE TO SUCH EURODOLLAR RATE LOAN, THE ASSIGNEE SHALL REMIT TO THE ASSIGNOR THE EXCESS OF THE PREPAYMENT PENALTY PAID WITH RESPECT TO THE PORTION OF SUCH EURODOLLAR RATE LOAN ASSIGNED TO THE ASSIGNEE HEREUNDER OVER THE AMOUNT WHICH WOULD HAVE BEEN PAID IF SUCH PREPAYMENT PENALTY WAS CALCULATED BASED ON THE AGREED INTEREST RATE. THE ASSIGNEE WILL ALSO PROMPTLY REMIT TO THE ASSIGNOR (a) ANY PRINCIPAL PAYMENTS RECEIVED FROM THE AGENT WITH RESPECT TO EURODOLLAR RATE LOANS PRIOR TO THE PAYMENT DATE AND (b) ANY AMOUNTS OF INTEREST ON LOANS AND FEES RECEIVED FROM THE AGENT WHICH RELATE TO THE PORTION OF THE LOANS OR COMMITMENT ASSIGNED TO THE ASSIGNEE HEREUNDER FOR PERIODS PRIOR TO THE EFFECTIVE DATE, IN THE CASE OF FLOATING RATE LOANS, OR THE PAYMENT DATE, IN THE CASE OF EURODOLLAR RATE LOANS, AND NOT PREVIOUSLY PAID BY THE ASSIGNEE TO THE ASSIGNOR.]* IN THE EVENT THAT EITHER PARTY HERETO RECEIVES ANY PAYMENT TO WHICH THE OTHER PARTY HERETO IS ENTITLED UNDER THIS ASSIGNMENT AGREEMENT, THEN THE PARTY RECEIVING SUCH AMOUNT SHALL PROMPTLY REMIT IT TO THE OTHER PARTY HERETO.

                  5. FEES PAYABLE BY THE ASSIGNEE. THE ASSIGNEE AGREES TO PAY __% OF THE RECORDATION FEE REQUIRED TO BE PAID TO THE AGENT IN CONNECTION WITH THIS ASSIGNMENT AGREEMENT PURSUANT TO SECTION 12.3.2 OF THE CREDIT AGREEMENT.

                  6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. THE ASSIGNOR REPRESENTS AND WARRANTS THAT IT IS THE LEGAL AND BENEFICIAL OWNER OF THE INTEREST BEING ASSIGNED BY IT HEREUNDER AND THAT SUCH INTEREST IS FREE AND CLEAR OF ANY ADVERSE CLAIM CREATED BY THE ASSIGNOR. IT IS UNDERSTOOD AND AGREED THAT THE ASSIGNMENT AND ASSUMPTION HEREUNDER ARE MADE WITHOUT RECOURSE TO THE ASSIGNOR AND THAT THE ASSIGNOR MAKES NO OTHER REPRESENTATION OR WARRANTY OF ANY KIND TO THE ASSIGNEE. NEITHER THE ASSIGNOR NOR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR ATTORNEYS SHALL BE RESPONSIBLE FOR (a) THE DUE EXECUTION, LEGALITY, VALIDITY, ENFORCEABILITY, GENUINENESS, SUFFICIENCY OR COLLECTABILITY OF ANY LOAN DOCUMENT, INCLUDING WITHOUT LIMITATION, DOCUMENTS GRANTING THE ASSIGNOR AND THE OTHER LENDERS A SECURITY INTEREST IN ASSETS OF THE BORROWER OR ANY GUARANTOR, (b) ANY REPRESENTATION, WARRANTY OR STATEMENT MADE IN OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS, (c) THE FINANCIAL CONDITION OR CREDITWORTHINESS OF THE BORROWER OR ANY GUARANTOR, (d) THE PERFORMANCE OF OR COMPLIANCE WITH ANY OF THE TERMS OR PROVISIONS OF ANY OF THE LOAN DOCUMENTS, (e) INSPECTING ANY OF THE PROPERTY, BOOKS OR RECORDS OF THE BORROWER, (f) THE VALIDITY, ENFORCEABILITY, PERFECTION, PRIORITY, CONDITION, VALUE OR SUFFICIENCY OF ANY COLLATERAL SECURING OR PURPORTING TO SECURE THE LOANS OR (g) ANY MISTAKE, ERROR OF JUDGMENT, OR ACTION TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH THE LOANS OR THE LOAN DOCUMENTS.

                  7. REPRESENTATIONS OF THE ASSIGNEE. THE ASSIGNEE (a) CONFIRMS THAT IT HAS RECEIVED A COPY OF THE CREDIT AGREEMENT, TOGETHER WITH COPIES OF THE FINANCIAL STATEMENTS REQUESTED BY THE ASSIGNEE AND SUCH OTHER DOCUMENTS AND INFORMATION AS IT HAS DEEMED APPROPRIATE TO MAKE ITS OWN CREDIT ANALYSIS AND DECISION TO ENTER INTO THIS ASSIGNMENT AGREEMENT, (b) AGREES THAT IT WILL, INDEPENDENTLY AND WITHOUT RELIANCE UPON THE AGENT, THE ASSIGNOR OR ANY OTHER LENDER AND BASED ON SUCH DOCUMENTS AND INFORMATION AT IT SHALL DEEM APPROPRIATE AT THE TIME, CONTINUE TO MAKE ITS OWN CREDIT DECISIONS IN TAKING OR NOT TAKING ACTION UNDER THE LOAN DOCUMENTS, (c) APPOINTS AND AUTHORIZES THE AGENT TO TAKE SUCH ACTION AS AGENT ON ITS BEHALF AND TO EXERCISE SUCH POWERS UNDER THE LOAN DOCUMENTS AS ARE DELEGATED TO THE AGENT BY THE TERMS THEREOF, TOGETHER WITH SUCH POWERS AS ARE REASONABLY INCIDENTAL THERETO,



----------------------------

         * Each Assignor may insert its standard payment provisions in lieu of the foregoing payment terms.



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THOMPSON HINE & FLORY LLP

To the Lenders and the Agent
     referred to herein                                                 Page 3


(d) AGREES THAT IT WILL PERFORM IN ACCORDANCE WITH THEIR TERMS ALL OF THE OBLIGATIONS WHICH BY THE TERMS OF THE LOAN DOCUMENTS ARE REQUIRED TO BE PERFORMED BY IT AS A LENDER, (e) AGREES THAT ITS PAYMENT INSTRUCTIONS AND NOTICE INSTRUCTIONS ARE AS SET FORTH IN THE ATTACHMENT TO SCHEDULE 1[,] [AND] (e) CONFIRMS THAT NONE OF THE FUNDS, MONIES, ASSETS OR OTHER CONSIDERATION BEING USED TO MAKE THE PURCHASE AND ASSUMPTION HEREUNDER ARE "PLAN ASSETS" AS DEFINED UNDER ERISA AND THAT ITS RIGHTS, BENEFITS AND INTERESTS IN AND UNDER THE LOAN DOCUMENTS WILL NOT BE "PLAN ASSETS" UNDER ERISA [AND (f) ATTACHES THE FORMS PRESCRIBED BY THE INTERNAL REVENUE SERVICE OF THE UNITED STATES CERTIFYING THAT THE ASSIGNEE IS ENTITLED TO RECEIVE PAYMENTS UNDER THE LOAN DOCUMENTS WITHOUT DEDUCTION OR WITHHOLDING OF ANY UNITED STATES FEDERAL INCOME TAXES].*

                  8. INDEMNITY. THE ASSIGNEE AGREES TO INDEMNIFY AND HOLD HARMLESS THE ASSIGNOR AGAINST ANY AND ALL LOSSES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) AND LIABILITIES INCURRED BY THE ASSIGNOR IN CONNECTION WITH OR ARISING IN ANY MANNER FROM THE ASSIGNEE'S NON-PERFORMANCE OF THE OBLIGATIONS ASSUMED UNDER THIS ASSIGNMENT AGREEMENT.

                  9. SUBSEQUENT ASSIGNMENTS. AFTER THE EFFECTIVE DATE, THE ASSIGNEE SHALL HAVE THE RIGHT PURSUANT TO SECTION 12.3.1 OF THE CREDIT AGREEMENT TO ASSIGN THE RIGHTS WHICH ARE ASSIGNED TO THE ASSIGNEE HEREUNDER TO ANY ENTITY OR PERSON, PROVIDED THAT (a) ANY SUCH SUBSEQUENT ASSIGNMENT DOES NOT VIOLATE ANY OF THE TERMS AND CONDITIONS OF THE LOAN DOCUMENTS OR ANY LAW, RULE, REGULATION, ORDER, WRIT, JUDGMENT, INJUNCTION OR DECREE AND THAT ANY CONSENT REQUIRED UNDER THE TERMS OF THE LOAN DOCUMENTS HAS BEEN OBTAINED AND (b) UNLESS THE PRIOR WRITTEN CONSENT OF THE ASSIGNOR IS OBTAINED, THE ASSIGNEE IS NOT THEREBY RELEASED FROM ITS OBLIGATIONS TO THE ASSIGNOR HEREUNDER, IF ANY REMAIN UNSATISFIED, INCLUDING, WITHOUT LIMITATION, ITS OBLIGATIONS UNDER SECTIONS 4, 5 AND 8 HEREOF.

                  10. REDUCTIONS OF AGGREGATE COMMITMENT. IF ANY REDUCTION IN THE AGGREGATE COMMITMENT OCCURS BETWEEN THE DATE OF THIS ASSIGNMENT AGREEMENT AND THE EFFECTIVE DATE, THE PERCENTAGE INTEREST SPECIFIED IN ITEM 3 OF SCHEDULE 1 SHALL REMAIN THE SAME, BUT THE DOLLAR AMOUNT PURCHASED SHALL BE RECALCULATED BASED ON THE REDUCED AGGREGATE COMMITMENT.

                  11. ENTIRE AGREEMENT. THIS ASSIGNMENT AGREEMENT AND THE ATTACHED NOTICE OF ASSIGNMENT EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF.

                  12. GOVERNING LAW. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF ILLINOIS.

                  13. NOTICES. NOTICES SHALL BE GIVEN UNDER THIS ASSIGNMENT AGREEMENT IN THE MANNER SET FORTH IN THE CREDIT AGREEMENT. FOR THE PURPOSE HEREOF, THE ADDRESSES OF THE PARTIES HERETO (UNTIL NOTICE OF A CHANGE IS DELIVERED) SHALL BE THE ADDRESSES SET FORTH IN THE ATTACHMENT TO SCHEDULE 1.

------------------------

         * To be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

THOMPSON HINE & FLORY LLP

To the Lenders and the Agent
     referred to herein                                                 Page 4


                  IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS ASSIGNMENT AGREEMENT BY THEIR DULY AUTHORIZED OFFICERS AS OF THE DATE FIRST ABOVE WRITTEN.

                                        [NAME OF ASSIGNOR]



                                        BY:
                                            ----------------------------
                                        TITLE:
                                              --------------------------

                                        --------------------------------

                                        --------------------------------

                                        [NAME OF ASSIGNEE]



                                        BY:
                                            ----------------------------
                                        TITLE:
                                              --------------------------

                                        --------------------------------

                                        --------------------------------

THOMPSON HINE & FLORY LLP

To the Lenders and the Agent
     referred to herein                                                Page 1

                                   SCHEDULE 1
                             TO ASSIGNMENT AGREEMENT


1.       DESCRIPTION AND DATE OF CREDIT AGREEMENT:

                  364-DAY CREDIT AGREEMENT DATED AS OF DECEMBER 21, 1998, AMONG OMNICARE, INC., THE VARIOUS FINANCIAL INSTITUTIONS PARTIES THERETO (THE "LENDERS") AND THE FIRST NATIONAL BANK OF CHICAGO, AS CONTRACTUAL REPRESENTATIVE (THE "AGENT") FOR THE LENDERS, AS AMENDED FROM TIME TO TIME

2.       DATE OF ASSIGNMENT AGREEMENT: ________, ___

3.       AMOUNTS (AS OF DATE OF ITEM 2 ABOVE):

         A.       TOTAL OF COMMITMENTS* UNDER
                  CREDIT AGREEMENT                   $________

         B.       ASSIGNEE'S PERCENTAGE
                  OF THE FACILITY PURCHASED UNDER
                  THE ASSIGNMENT AGREEMENT**         ________%

         C.       AMOUNT OF ASSIGNED SHARE
                  IN THE FACILITY PURCHASED UNDER
                  THE ASSIGNMENT AGREEMENT           $________

4.       ASSIGNEE'S AGGREGATE COMMIT-
         MENT AMOUNT*
         PURCHASED HEREUNDER:                        $________

5.       PROPOSED EFFECTIVE DATE:   ____________________


---------------------

         * If the Aggregate Commitment has been terminated, insert outstanding Loans in place of Commitments.

         **       Percentage taken to 10 decimal places.

THOMPSON HINE & FLORY LLP

To the Lenders and the Agent
     referred to herein                                                Page 2


ACCEPTED AND AGREED:

[NAME OF ASSIGNOR]                          [NAME OF ASSIGNEE]


BY:                                 BY:
    -------------------------           ------------------------------
TITLE:                              TITLE:
       ----------------------              ---------------------------

THOMPSON HINE & FLORY LLP

To the Lenders and the Agent
     referred to herein                                                Page 3


                ATTACHMENT TO SCHEDULE 1 TO ASSIGNMENT AGREEMENT


         ATTACH ASSIGNOR'S ADMINISTRATIVE INFORMATION SHEET, WHICH MUST
            INCLUDE NOTICE ADDRESS FOR THE ASSIGNOR AND THE ASSIGNEE

                                   EXHIBIT 1
                            TO ASSIGNMENT AGREEMENT


                          FORM OF NOTICE OF ASSIGNMENT


                                ____________, __


TO:                        OMNICARE, INC.
                           2800 CHEMED CENTER
                           255 EAST FIFTH STREET
                           CINCINNATI, OH  45202
                           ATTENTION:  CHIEF FINANCIAL OFFICER

                           THE FIRST NATIONAL BANK OF CHICAGO, AS AGENT
                           ONE FIRST NATIONAL PLAZA
                           CHICAGO, ILLINOIS  60670
                           ATTENTION: NANCY DUGAN


FROM:             [NAME OF ASSIGNOR] (THE "ASSIGNOR")

                  [NAME OF ASSIGNEE] (THE "ASSIGNEE")


                  1. WE REFER TO THE 364-DAY CREDIT AGREEMENT (AS IT MAY BE AMENDED, MODIFIED, RENEWED OR EXTENDED FROM TIME TO TIME, THE "CREDIT AGREEMENT") DESCRIBED IN ITEM 1 OF SCHEDULE 1 ATTACHED HERETO ("SCHEDULE 1"). CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS ATTRIBUTED TO THEM IN THE CREDIT AGREEMENT.

                  2. THIS NOTICE OF ASSIGNMENT (THIS "NOTICE") IS GIVEN AND DELIVERED TO THE BORROWER AND THE AGENT PURSUANT TO SECTION 12.3.2 OF THE CREDIT AGREEMENT.

                  3. THE ASSIGNOR AND THE ASSIGNEE HAVE ENTERED INTO AN ASSIGNMENT AGREEMENT, DATED AS OF , (THE "ASSIGNMENT"), PURSUANT TO WHICH, AMONG OTHER THINGS, THE ASSIGNOR HAS SOLD, ASSIGNED, DELEGATED AND TRANSFERRED TO THE ASSIGNEE, AND THE ASSIGNEE HAS PURCHASED, ACCEPTED AND ASSUMED FROM THE ASSIGNOR THE PERCENTAGE INTEREST SPECIFIED IN ITEM 3 OF SCHEDULE 1 OF ALL OUTSTANDINGS, RIGHTS AND OBLIGATIONS UNDER THE CREDIT AGREEMENT. THE EFFECTIVE DATE OF THE ASSIGNMENT SHALL BE THE LATER OF THE DATE SPECIFIED IN ITEM 5 OF SCHEDULE 1 OR TWO BUSINESS DAYS (OR SUCH SHORTER PERIOD AS AGREED TO BY THE AGENT) AFTER THIS NOTICE OF ASSIGNMENT AND ANY CONSENTS AND FEES REQUIRED BY SECTIONS 12.3.1 AND
12.3.2 OF THE CREDIT AGREEMENT HAVE BEEN DELIVERED TO THE AGENT, PROVIDED THAT THE EFFECTIVE DATE SHALL NOT OCCUR IF ANY CONDITION PRECEDENT AGREED TO BY THE ASSIGNOR AND THE ASSIGNEE HAS NOT BEEN SATISFIED.

                  4. THE ASSIGNOR AND THE ASSIGNEE HEREBY GIVE TO THE BORROWER AND THE AGENT NOTICE OF THE ASSIGNMENT AND DELEGATION REFERRED TO HEREIN. THE ASSIGNOR WILL CONFER WITH THE AGENT BEFORE THE DATE SPECIFIED IN ITEM 5 OF
SCHEDULE 1 TO DETERMINE IF THE ASSIGNMENT AGREEMENT WILL BECOME EFFECTIVE ON SUCH DATE PURSUANT TO SECTION

THOMPSON HINE & FLORY LLP

To the Lenders and the Agent
     referred to herein                                                Page 2


3 HEREOF, AND WILL CONFER WITH THE AGENT TO DETERMINE THE EFFECTIVE DATE PURSUANT TO SECTION 3 HEREOF IF IT OCCURS THEREAFTER. THE ASSIGNOR SHALL NOTIFY THE AGENT IF THE ASSIGNMENT AGREEMENT DOES NOT BECOME EFFECTIVE ON ANY PROPOSED EFFECTIVE DATE AS A RESULT OF THE FAILURE TO SATISFY THE CONDITIONS PRECEDENT AGREED TO BY THE ASSIGNOR AND THE ASSIGNEE. AT THE REQUEST OF THE AGENT, THE ASSIGNOR WILL GIVE THE AGENT WRITTEN CONFIRMATION OF THE SATISFACTION OF THE CONDITIONS PRECEDENT.

                  5. THE ASSIGNOR OR THE ASSIGNEE SHALL PAY TO THE AGENT ON OR BEFORE THE EFFECTIVE DATE THE PROCESSING FEE OF $3,500 REQUIRED BY SECTION
12.3.2 OF THE CREDIT AGREEMENT.*

                  6. IF NOTES ARE OUTSTANDING ON THE EFFECTIVE DATE, THE ASSIGNOR AND THE ASSIGNEE REQUEST AND DIRECT THAT THE AGENT PREPARE AND CAUSE THE BORROWER TO EXECUTE AND DELIVER NEW NOTES OR, AS APPROPRIATE, REPLACEMENT NOTES, TO THE ASSIGNOR AND THE ASSIGNEE. THE ASSIGNOR AND, IF APPLICABLE, THE ASSIGNEE EACH AGREE TO DELIVER TO THE AGENT THE ORIGINAL NOTES RECEIVED BY IT FROM THE BORROWER UPON ITS RECEIPT OF NEW NOTES IN THE APPROPRIATE AMOUNT.

                  7. THE ASSIGNEE ADVISES THE AGENT THAT ITS NOTICE AND PAYMENT INSTRUCTIONS ARE SET FORTH IN THE ATTACHMENT TO SCHEDULE 1.

                  8. THE ASSIGNEE HEREBY REPRESENTS AND WARRANTS THAT NONE OF THE FUNDS, MONIES, ASSETS OR OTHER CONSIDERATION BEING USED TO MAKE THE PURCHASE PURSUANT TO THE ASSIGNMENT ARE "PLAN ASSETS" AS DEFINED UNDER ERISA AND THAT ITS RIGHTS, BENEFITS, AND INTERESTS IN AND UNDER THE LOAN DOCUMENTS WILL NOT BE "PLAN ASSETS" UNDER ERISA.

-----------------

         * Such fee to be for the account of the Borrower if pursuant to
           SECTION 3.5 of the Credit Agreement.

THOMPSON HINE & FLORY LLP

To the Lenders and the Agent
     referred to herein                                                Page 3


                  9. THE ASSIGNEE AUTHORIZES THE AGENT TO ACT AS ITS AGENT UNDER THE LOAN DOCUMENTS IN ACCORDANCE WITH THE TERMS THEREOF. THE ASSIGNEE ACKNOWLEDGES THAT THE AGENT HAS NO DUTY TO SUPPLY INFORMATION WITH RESPECT TO THE BORROWER OR THE LOAN DOCUMENTS TO THE ASSIGNEE UNTIL THE ASSIGNEE BECOMES A PARTY TO THE CREDIT AGREEMENT.*


NAME OF ASSIGNOR                    NAME OF ASSIGNEE


BY:                                 BY:
    -------------------------           ----------------------------
TITLE:                              TITLE:
       ----------------------              -------------------------


ACKNOWLEDGED AND CONSENTED          ACKNOWLEDGED AND CONSENTED
  TO BY THE FIRST NATIONAL            TO BY OMNICARE, INC.
  BANK OF CHICAGO, AS AGENT



BY:                                 BY:
    -------------------------           ----------------------------
TITLE:                              TITLE:
       ----------------------              -------------------------

       [ATTACH PHOTOCOPY OF SCHEDULE 1 TO ASSIGNMENT AS SCHEDULE 1 HERETO]



---------------------

         * This paragraph may be eliminated if the Assignee is a party to the Credit Agreement prior to the Effective Date.

                                    EXHIBIT E


             FORM OF LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION


TO THE FIRST NATIONAL BANK OF CHICAGO,
 AS AGENT (THE "AGENT") UNDER THE CREDIT AGREEMENT
 DESCRIBED BELOW.

RE: 364-DAY CREDIT AGREEMENT, DATED AS OF DECEMBER 21, 1998 (AS THE SAME MAY BE AMENDED OR MODIFIED, THE "CREDIT AGREEMENT"), AMONG OMNICARE, INC., THE FINANCIAL INSTITUTIONS PARTIES THERETO (THE "LENDERS") AND THE FIRST NATIONAL BANK OF CHICAGO, AS CONTRACTUAL REPRESENTATIVE (THE "AGENT") FOR THE LENDERS. TERMS USED HEREIN AND NOT OTHERWISE DEFINED SHALL HAVE THE MEANINGS ASSIGNED THERETO IN THE CREDIT AGREEMENT.

                           THE AGENT IS SPECIFICALLY AUTHORIZED AND DIRECTED TO
ACT UPON THE FOLLOWING STANDING MONEY TRANSFER INSTRUCTIONS WITH RESPECT TO THE PROCEEDS OF ADVANCES OR OTHER EXTENSIONS OF CREDIT FROM TIME TO TIME UNTIL RECEIPT BY THE AGENT OF A SPECIFIC WRITTEN REVOCATION OF SUCH INSTRUCTIONS BY THE BORROWER SIGNED BY TWO AUTHORIZED OFFICERS; PROVIDED, HOWEVER, THAT THE AGENT MAY OTHERWISE TRANSFER FUNDS AS HEREAFTER DIRECTED IN WRITING BY AN AUTHORIZED OFFICER OF THE BORROWER, IT BEING UNDERSTOOD THAT ANY CHANGE IN STANDING WIRE TRANSFER INSTRUCTIONS FOR THE TRANSFER OF FUNDS SHALL ONLY BE MADE UPON THE WRITTEN DIRECTION OF TWO AUTHORIZED OFFICERS.

FACILITY IDENTIFICATION NUMBER(S)________________________________

CUSTOMER/ACCOUNT NAME____________________________________________

TRANSFER FUNDS TO________________________________________________

                          ______________________________________________

                          ______________________________________________

FOR ACCOUNT NO.__________________________________________________

REFERENCE/ATTENTION TO___________________________________________

THOMPSON HINE & FLORY LLP

To the Lenders and the Agent
     referred to herein                                                 Page 2





AUTHORIZED OFFICER (CUSTOMER REPRESENTATIVE)  DATE_______________


-----------------------------       -----------------------------------
(PLEASE PRINT)                                      SIGNATURE


BANK OFFICER NAME


-----------------------------       -----------------------------------
(PLEASE PRINT)                                      SIGNATURE

(DELIVER COMPLETED FORM TO CREDIT SUPPORT STAFF FOR IMMEDIATE PROCESSING)

THOMPSON HINE & FLORY LLP

To the Lenders and the Agent
     referred to herein                                               Page 1

                                    EXHIBIT F


                            FORM OF BORROWING NOTICE


                                     [DATE]



THE FIRST NATIONAL BANK OF CHICAGO, AS AGENT
ONE FIRST NATIONAL PLAZA
CHICAGO, ILLINOIS 60670
ATTENTION: NANCY DUGAN

LADIES AND GENTLEMEN:

                           THE UNDERSIGNED, OMNICARE, INC., REFERS TO THE
364-DAY CREDIT AGREEMENT, DATED AS OF DECEMBER 21, 1998 (AS AMENDED, THE "CREDIT AGREEMENT", THE TERMS DEFINED THEREIN BEING USED HEREIN AS THEREIN DEFINED), AMONG THE UNDERSIGNED, CERTAIN LENDERS PARTIES THERETO AND THE FIRST NATIONAL BANK OF CHICAGO, AS AGENT FOR SAID LENDERS (THE "AGENT"). THE UNDERSIGNED HEREBY GIVES YOU NOTICE, IRREVOCABLY, PURSUANT TO SECTION 2.6 OF THE CREDIT AGREEMENT THAT THE UNDERSIGNED HEREBY REQUESTS AN ADVANCE UNDER THE CREDIT AGREEMENT, AND IN THAT CONNECTION SETS FORTH BELOW THE INFORMATION RELATING TO SUCH ADVANCE (THE "PROPOSED ADVANCE") AS REQUIRED BY SECTION 2.6 OF THE CREDIT AGREEMENT:

                  (a) THE BORROWING DATE FOR THE PROPOSED ADVANCE IS _________________, ____.

                  (b)      THE AGGREGATE AMOUNT OF THE PROPOSED ADVANCE IS
                           ________________________.

                  (c) THE PROPOSED ADVANCE IS TO BE [A FLOATING RATE ADVANCE] [A EURODOLLAR ADVANCE].

                  (d)      THE INTEREST PERIOD FOR THE PROPOSED ADVANCE IS ___
                           MONTHS.*


-----------------

         *        To be included if the Proposed Advance is to be a Eurodollar
                  Advance.

THOMPSON HINE & FLORY LLP

To the Lenders and the Agent
     referred to herein                                                 Page 2

                           THE UNDERSIGNED HEREBY CERTIFIES THAT THE FOLLOWING
STATEMENTS ARE TRUE ON THE DATE HEREOF, AND WILL BE TRUE ON THE DATE OF THE PROPOSED ADVANCE:

                  (A) THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE V OF THE CREDIT AGREEMENT ARE CORRECT IN ALL MATERIAL RESPECTS, BEFORE AND AFTER GIVING EFFECT TO THE PROPOSED ADVANCE AND TO THE APPLICATION OF THE PROCEEDS THEREFROM, AS THOUGH MADE ON AND AS OF SUCH DATE; AND

                  (B) NO DEFAULT OR UNMATURED DEFAULT HAS OCCURRED AND IS CONTINUING, OR WOULD RESULT FROM THE PROPOSED ADVANCE OR FROM THE APPLICATION OF THE PROCEEDS THEREFROM.

                                     VERY TRULY YOURS,

                                     OMNICARE, INC.



                                     BY
                                       ------------------------------
                                       TITLE:

                                    EXHIBIT G


                            FORM OF PREPAYMENT NOTICE


                                     [DATE]


THE FIRST NATIONAL BANK OF CHICAGO, AS AGENT
ONE FIRST NATIONAL PLAZA
CHICAGO, ILLINOIS  60670
ATTENTION: NANCY DUGAN

LADIES AND GENTLEMEN:

                           THE UNDERSIGNED, OMNICARE, INC., REFERS TO THE
364-DAY CREDIT AGREEMENT, DATED AS OF DECEMBER 21, 1998 (AS AMENDED, THE "CREDIT AGREEMENT", THE TERMS DEFINED THEREIN BEING USED HEREIN AS THEREIN DEFINED), AMONG THE UNDERSIGNED, CERTAIN LENDERS PARTIES THERETO AND THE FIRST NATIONAL BANK OF CHICAGO, AS CONTRACTUAL REPRESENTATIVE (THE "AGENT") FOR SAID LENDERS. THE UNDERSIGNED HEREBY GIVES YOU NOTICE, IRREVOCABLY, PURSUANT TO SECTION 2.5 OF THE CREDIT AGREEMENT THAT THE UNDERSIGNED HEREBY ELECTS TO:*

                  PREPAY THE FLOATING RATE LOANS COMPRISING PART OF THE SAME ADVANCE IN AGGREGATE PRINCIPAL AMOUNT OF $____________ ON ______________, ____.

                  PREPAY A EUROCURRENCY ADVANCE IN AGGREGATE PRINCIPAL AMOUNT OF $_______________ AND WITH A CURRENT INTEREST PERIOD ENDING _____________, ____, ON ______________, ____.


                                     VERY TRULY YOURS,

                                     OMNICARE, INC.



                                     BY
                                       --------------------------------
                                       TITLE:


----------------------

         *       Include one or more of the following, as applicable.

                                    EXHIBIT H


                     FORM OF CONVERSION/CONTINUATION NOTICE


                                     [DATE]


THE FIRST NATIONAL BANK OF CHICAGO, AS AGENT
ONE FIRST NATIONAL PLAZA
CHICAGO, ILLINOIS 60670
ATTENTION: NANCY DUGAN

LADIES AND GENTLEMEN:

                           THE UNDERSIGNED, OMNICARE, INC., REFERS TO THE
364-DAY CREDIT AGREEMENT, DATED AS OF DECEMBER 21, 1998 (AS AMENDED, THE "CREDIT AGREEMENT", THE TERMS DEFINED THEREIN BEING USED HEREIN AS THEREIN DEFINED), AMONG THE UNDERSIGNED, CERTAIN LENDERS PARTIES THERETO AND THE FIRST NATIONAL BANK OF CHICAGO, AS CONTRACTUAL REPRESENTATIVE (THE "AGENT") FOR SAID LENDERS. THE UNDERSIGNED HEREBY GIVES YOU NOTICE, IRREVOCABLY, PURSUANT TO SECTION 2.7 OF THE CREDIT AGREEMENT THAT THE UNDERSIGNED HEREBY ELECTS TO:*

                  CONVERT A FLOATING RATE ADVANCE IN AGGREGATE PRINCIPAL AMOUNT OF $____________ TO A EUROCURRENCY ADVANCE ON ______________, ____. THE
         INITIAL INTEREST PERIOD FOR SUCH EUROCURRENCY ADVANCE IS REQUESTED TO BE ______ MONTH[S].

                  CONVERT A EUROCURRENCY ADVANCE IN AGGREGATE PRINCIPAL AMOUNT OF $____________ AND WITH A CURRENT INTEREST PERIOD ENDING __________, ____, TO A FLOATING RATE ADVANCE ON __________________, ____.

                  CONTINUE A EUROCURRENCY ADVANCE IN AGGREGATE PRINCIPAL AMOUNT OF $____________ AND WITH A CURRENT INTEREST PERIOD ENDING __________, ____, AS A EUROCURRENCY ADVANCE. THE SUCCEEDING INTEREST PERIOD IS REQUESTED TO BE ______ MONTH[S].


                                      VERY TRULY YOURS,

                                      OMNICARE, INC.



                                      BY
                                        --------------------------------
                                        TITLE:

----------------------

         *        Include one or more of the following, as applicable.

THOMPSON HINE & FLORY LLP

To the Lenders and the Agent
     referred to herein                                              Page 2





                                       2